As filed May 31, 2007                                        File No. 333-141201

--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM SB-2/A
                                 AMENDMENT NO. 2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             V2K INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)

            COLORADO                         6719                      20-5614030
  (State or jurisdiction of      (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)    Classification Code Number)     Identification No.)

                         1127 AURARIA PARKWAY, SUITE 204
                             DENVER, COLORADO 80204
                                 (303) 202-1120
          (Address and telephone number of principal executive offices)

                         1127 AURARIA PARKWAY, SUITE 204
                             DENVER, COLORADO 80204
(Address of principal place of business or intended principal place of business)

                           VICTOR J. YOSHA, PRESIDENT
                             V2K INTERNATIONAL, INC.
                         1127 AURARIA PARKWAY, SUITE 204
                             DENVER, COLORADO 80204
                                 (303) 202-1120
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:
                             FAY M. MATSUKAGE, ESQ.
                   DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.
                          455 SHERMAN STREET, SUITE 300
                             DENVER, COLORADO 80203
                       (303) 777-3737; (303) 777-3823 FAX

Approximate date of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS              AMOUNT                PROPOSED                PROPOSED
  OF SECURITIES TO          TO BE REGISTERED       MAXIMUM OFFERING        MAXIMUM AGGREGATE          AMOUNT OF
   BE REGISTERED             (1)<F1> (2)<F2>        PRICE PER UNIT          OFFERING PRICE         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par       11,445,561                $0.20               $2,289,112.20             $244.94
value per share
---------------------------------------------------------------------------------------------------------------------
------------------

(1)<F1> Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also covers such additional number of shares of common stock that may become issuable as a result of any stock splits, stock dividends, or other similar transactions.


(2)<F2> Includes 11,445,561 shares representing (i) 10,445,561 shares owned by selling security holders, (ii) 1,000,000 shares of common stock issuable upon exercise of the warrants, and (iii) the additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions with respect to the foregoing.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    Subject to Completion, Dated May 31, 2007



                             V2K INTERNATIONAL, INC.
                     UP TO 11,445,561 SHARES OF COMMON STOCK



         Unless the context otherwise requires, the terms "we", "our" and "us" refers to V2K International, Inc. and its subsidiaries.

         This prospectus relates to the resale by selling shareholders of up to 10,445,561 shares owned by selling security holders and 1,000,000 shares of common stock issuable upon exercise of the warrants. We will receive the proceeds from the exercise of the warrants, but we will not receive any proceeds from sale of any of the shares offered by the selling shareholders. We will pay the expenses of registering these shares. The selling shareholders have set an offering price of $0.20 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. See "Selling Shareholders" on page 33 for more information about the selling shareholders.

         Our common stock is presently not traded on any market or securities exchange. The offering price may not reflect the market price of our shares after the offering.

         INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. A DETAILED EXPLANATION OF THESE RISKS IS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" OF THIS PROSPECTUS, BEGINNING ON PAGE 5.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                               ____________, 2007

                                TABLE OF CONTENTS
                                                                            PAGE

PROSPECTUS SUMMARY.............................................................3
RISK FACTORS...................................................................5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................8
DILUTION.......................................................................8
DETERMINATION OF OFFERING PRICE................................................8
DIVIDEND POLICY................................................................9
USE OF PROCEEDS................................................................9
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION......................9

BUSINESS......................................................................20
MANAGEMENT....................................................................29
EXECUTIVE COMPENSATION........................................................31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................36
DESCRIPTION OF SECURITIES.....................................................38
SELLING SHAREHOLDERS..........................................................38
PLAN OF DISTRIBUTION..........................................................41
LEGAL MATTERS.................................................................42
EXPERTS.......................................................................43
ADDITIONAL INFORMATION........................................................43
REPORTS TO SHAREHOLDERS.......................................................43
INDEX TO FINANCIAL STATEMENTS.................................................44

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. You should carefully read this entire prospectus and the financial statements contained in this prospectus before purchasing our securities.

V2K INTERNATIONAL, INC.

         Through our wholly-owned subsidiaries, V2K Window Fashions, Inc., V2K Technology, Inc., and V2K Manufacturing, Inc., we sell and support franchises in the residential and commercial window fashion industry, develop and license proprietary software that allows users to decorate windows for both residential and commercial customers, and manufacture and sell the resulting soft window treatment products. While exploring the possibility of using an offshore vendor to reduce the cost of materials and manufacturing labor costs, we established a relationship with a manufacturing source. We believe that other retail firms in the window fashion industry would be interested in obtaining product from this source. Accordingly, we formed Marketing Source International LLC, and we will endeavor to generate revenues by acting as an exclusive sales agent for that overseas window coverings manufacturing source.


         Our current emphasis is in window fashions and accessories. Our subsidiary, V2K Window Fashions, Inc. ("V2K Window Fashions") sells and supports franchises in the window fashion industry. We began selling franchises in March 1997. Our first franchisee started operations in August 1997. After selling several franchises, we halted our franchise sales activity while we refined our business plan and secured outside financing. We began aggressively developing the franchise business model in November 2001, at which point we had 9 franchisees. In August 2006, we opened our first company-owned franchise location, incorporated as Window Fashions Franchise, LLC. Window Fashions Franchise, LLC is a wholly owned subsidiary of V2K Window Fashions. As of March 31, 2007, we had 181 franchisees, operating in 41 states and the provinces of Alberta and Manitoba.


         Using our proprietary software developed at V2K Technology, Inc. ("V2K Technology"), our franchisees sell window fashions of all kinds to both commercial and residential customers. All sales orders made by our franchisees are sent to us for fulfillment. Another subsidiary, V2K Manufacturing, Inc. ("V2K Manufacturing"), manufactures "soft" window fashions made up of fabric treatments, such as drapes and curtains. "Hard" goods, such as blinds, cellular shades, and shutters, are sourced to third party vendors. All items are shipped directly from the manufacturer or vendor to the franchisee.

         We intend to become the dominant company in the window decor and accessory market. We intend to accomplish this goal by:

    o introducing our exclusive, three-dimensional proprietary software technology into the industry's sales channel and supply chain;
    o growing the business aggressively through the franchise business model and corporate license agreements;
    o    controlling the industry's distribution channel; and
    o acquiring hard product manufacturing capabilities and becoming fully vertically integrated.

         Our long-term vision is to capture the majority of the home decor arena into a scalable, three-dimensional, graphic technology, allowing our sources of distribution to bring unique general economies of scale to flooring, wall coverings, art, and accessory furnishings, among others. In addition, we have license opportunities in related fields, such as the casement window industry, paint industry, and other industries in the building and design trade. As of the date of this prospectus, we have entered into discussions and letters of intent with interested parties, but have not entered into any corporate license agreements or license agreements in related fields.

         Our corporate offices, which include V2K International, V2K Window Fashions, V2K Technology, and Marketing Source International, are located at 1127 Auraria Parkway, Suite 204, Denver, Colorado 80204, and our telephone number is (303) 202-1120. V2K Manufacturing is located at 685 South Jason Street, Denver, Colorado, 80223. Our website is located at WWW.V2K.COM. Information contained in our website is not part of this prospectus.

THE OFFERING

Securities offered..................Up to 11,445,561 shares of common stock by selling shareholders.

Use of proceeds.....................We will not receive any of the proceeds from the selling shareholders of shares of our common stock.


Securities outstanding..............31,147,336 shares of common stock as of
                                    March 31, 2007.


Plan of distribution................The offering is made by the selling shareholders named in this prospectus, to the extent they sell shares. Sales may be made in the open market or in private negotiated transactions, at fixed or negotiated prices. See "Plan of Distribution."

RISK FACTORS

         Investing in our shares involves a high degree of risk. You should consider carefully the information under the caption "Risk Factors" in deciding whether to purchase our shares.

SUMMARY FINANCIAL INFORMATION


         The following summary financial data is derived from the interim (unaudited) financial statements of V2K International (the "Company") for the six months ended March 31, 2007 and 2006, the audited financial statements of V2K International for the year ended September 30, 2006, and the audited financial statements of V2K Window Fashions for the nine-month period ended September 30, 2005 and the years ended December 31, 2004, 2003, and 2002. On April 1, 2006, V2K International, in a share for share exchange, acquired 100% ownership of V2K Window Fashions, but did not have any operations prior to the acquisition. Accordingly, for accounting purposes, the historical consolidated financial statements of V2K Window Fashions are the historical financial statements of the Company.


         We have prepared our financial statements in accordance with generally accepted accounting principles. Our results of operations for any interim period do not necessarily indicate our results of operations for the full year. You should read this summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and our financial statements.

INCOME STATEMENT DATA:

                         SIX MONTHS ENDED
                            MARCH 31,                                                           YEAR ENDED DECEMBER 31,
                   -----------------------------                     NINE MONTHS     -----------------------------------------------
                                                    YEAR ENDED          ENDED
                                                     SEPTEMBER        SEPTEMBER
                    (UNAUDITED)     (UNAUDITED)       30, 2006         30, 2005           2004             2003             2002
                   -------------   -------------   --------------   --------------   --------------   --------------   -------------
Revenues           $  3,969,305    $  3,822,997    $   8,158,542    $   6,133,442    $   6,043,843    $   3,867,388    $  1,581,561
Net income
(loss)             $   (482,350)   $   (316,819)   $    (732,205)   $     (78,114)   $    (195,399)   $      69,195    $   (214,912)

Net income
(loss) per
common share
(basic)            $    (0.0167)   $    (0.0156)   $     (0.0281)   $     (0.0059)   $      (0.015)   $       0.006    $     (0.019)

Weighted average
number of common
shares
outstanding
(basic)              28,856,436      20,353,101       26,094,657       13,290,440       12,920,690       12,062,870      11,035,700



BALANCE SHEET DATA:


                              MARCH 31,                SEPTEMBER 30,                                 DECEMBER 31,
                                2007          --------------------------------------------------------------------------------------
                             (UNAUDITED)          2006              2005                2004               2003             2002
                            ------------      ------------      ------------        ------------       ------------     ------------
Working capital
(deficit)                   $    53,064       $  (182,258)      $   255,037         $    98,435        $   200,327      $   148,732
Total assets                $ 1,301,262       $ 1,506,978       $ 1,348,086         $ 1,206,389        $   927,623      $   385,603
Long-term debt              $        --       $   100,000       $   210,110         $   113,313        $    63,485      $     8,167
Stockholders'
equity (deficit)            $   129,098       $  (170,344)      $   243,071         $   225,785        $   327,384      $   197,864


                                  RISK FACTORS

         Investing in our shares involves a high degree of risk. You should be able to bear a complete loss of your investment. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our securities.

WE HAVE INCURRED LOSSES AND CANNOT ASSURE YOU OF PROFITABILITY.


         With the exception of net income of $69,195 for the year ended December 31, 2003, we have incurred net losses, including a loss of $732,205 for our most recently completed fiscal year. As of March 31, 2007, our accumulated deficit was $1,787,690. To date, we have not generated revenues sufficient to fund our business and pay our ongoing expenses. We do not expect to be profitable for the fiscal year ending September 30, 2007.


WE ARE DEPENDENT UPON OUTSIDE FINANCING.

         We rely upon external sources of financing to fund future growth and implementation of our business plan, including a complete re-write of our proprietary software. Since our inception in July 1996, we have financed our operations through internally generated revenues, the sale of our stock and by borrowing from third parties and affiliates of our Company. While we believe that our cash flow for the second half of the current fiscal year will provide sufficient capital to maintain all current operations and to implement our short-term plans, which would require approximately $100,000, we will likely require external financing for our long-term plans for growth and the development of our business plan. We have not yet developed a timeframe within which to implement our long-term plans or a budget. Sources of external financing may include short-term loans, bank borrowings, joint ventures, and future debt and equity offerings. We do not know whether that financing will be available on acceptable terms, or at all. Any additional financing may result in dilution to our shareholders. Our failure to obtain external financing may have a material adverse effect on our results of operations and financial condition. If we cannot obtain external financing when needed, we may be forced to curtail our plans to expand the business.

OUR CURRENT BUSINESS PLAN IS DEPENDENT UPON OUR ABILITY TO SELL FRANCHISES AND TO HAVE SUCCESSFUL FRANCHISEES.

         Our growth is dependent upon our continued ability to sell franchises. Our existing franchise base of approximately 180 franchisees is too small to produce enough royalty revenue and gross profit margin from sales of materials and supplies to support our operations. Under our business plan, we plan to sell 45 franchises in fiscal 2007 and 100 franchises in fiscal 2008. To be successful, we need to be able to identify suitable franchise candidates, provide them with adequate training, and manage competently the infrastructure to support the franchisees. In addition, our franchisees must be successful in their business operations. If they are not successful, it will adversely impact our sales of franchises and we will not generate sufficient royalty income needed to operate.

         We use franchise broker networks and Internet advertising to generate leads to identify suitable franchise candidates. If prospective candidates indicate a sufficient amount of interest, we encourage them to travel to our offices for a "discovery day" and reimburse them for $300 of airfare and one night of lodging. After our franchises attend a two-week basic training program, which includes instruction pertaining to operating our proprietary software, product knowledge and design, business management and sales and marketing, we provide them with a 30-day "quick start" marketing program, as well as a business coaching program. We also assign a franchise support person to each new franchisee to follow-up on a franchisee's progress.



WE ARE AFFECTED BY ECONOMIC CONDITIONS AND CONSUMER TRENDS.

         Our success will depend upon a number of factors relating to consumer spending, including future economic conditions affecting disposable consumer income, such as employment, business conditions, interest rates, and taxation. If existing economic conditions deteriorate, consumer spending may decline, thereby adversely affecting our business and results of operations.

         We must be able to anticipate and respond to changing merchandise trends and consumer demands in a timely manner. If we should miscalculate consumers' purchasing habits and tastes, we will not be able to compete against other window covering businesses.

WE FACE COMPETITION FROM EXISTING AND POTENTIAL COMPETITORS.

         We face substantial competition in the overall window covering industry, as well as competition from others offering franchises and business opportunities. Due to our small size, it can be assumed that most if not all of our competitors have significantly greater financial, technical, marketing and other competitive resources. Many of our competitors and potential competitors have greater name recognition and more extensive customer bases that could be leveraged, for example, to position themselves as being more experienced, having better products, and being more knowledgeable than us. To compete, we may be forced to offer lower prices and narrow our marketing focus, resulting in reduced revenues.

OUR SUCCESS AND ABILITY TO COMPETE DEPENDS UPON OUR ABILITY TO SECURE AND PROTECT OUR PROPRIETARY TECHNOLOGY.

         Our success depends on our ability to protect our proprietary technology. In the event that a third party misappropriates or infringes on our intellectual property, our business would be seriously harmed. Third parties may independently discover or invent competing technologies or reverse engineer our software. We expect that if we should successfully market franchises and licenses to use our software, competitors may attempt to duplicate our technology. While we have a pending patent application on the software, we would still have to enforce our rights against those who might attempt to infringe on our intellectual property. Such enforcement efforts are likely to be expensive and time-consuming.

THE LOSS OF OUR OFFICERS AND DIRECTORS OR OUR FAILURE TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

         Our success depends largely upon the efforts, abilities, and decision-making of our executive officers and directors. Although we believe that we maintain a core group sufficient for us to effectively conduct our operations, the loss of any of our key personnel could, to varying degrees, have an adverse effect on our operations and system development. We currently maintain "key-man" life insurance on Victor Yosha, our president/chief executive officer, and Mike Lee, the chief operating officer of our technology subsidiary. However, there is no contract in place assuring their services for any length of time. The loss of either of them would have a material adverse affect on us. We do not have assurance that the services of any member of our management will remain available to us for any period of time, or that we will be able to enter into employment contracts with any of our management, or that any of our plans to reduce dependency upon key personnel will be successfully implemented.

         The knowledge and expertise of our officers and directors are critical to our operations. There is no guarantee that we will be able to retain our current officers and directors, or be able to hire suitable replacements in the event that some or all of our current management leave our company. In the event that we should lose key members of our staff, or if we are unable to find suitable replacements, we may not be able to maintain our business and might have to cease operations, in which case you might lose all of your investment.

WE USE OUTSIDE SUPPLIERS TO FULFILL THE ORDERS PLACED WITH US BY OUR
FRANCHISEES.

         Orders placed with us by our franchisees are filled by outside suppliers, with our three largest vendors constituting approximately 68% of materials and supplies for the year ended September 30, 2006. We have chosen to limit the number of suppliers that we use in order to obtain better pricing terms from them and to insure the quality of the products delivered to our franchisees' customers. We believe that if we were to lose any of these vendors, we could replace the vendor(s) with others who provide the same materials and supplies. However, we could incur disruption of processing orders from franchisees while transitioning from one vendor to another and this could negatively impact our business.


A LIMITED NUMBER OF SHAREHOLDERS COLLECTIVELY OWN A MAJORITY OF OUR COMMON STOCK AND MAY ACT, OR PREVENT CERTAIN TYPES OF CORPORATE ACTIONS, TO THE DETRIMENT OF OTHER SHAREHOLDERS.

         As of the date of this prospectus, our directors, officers, and more than 10% shareholders own beneficially more than 75.8% of our common stock. Accordingly, these shareholders may, if they act together, exercise significant influence over all matters requiring shareholder approval, including the election of a majority of the directors and the determination of significant corporate actions. This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our shareholders.

OUTSTANDING WARRANTS MAY NEGATIVELY IMPACT OUR ABILITY TO OBTAIN FUTURE
FINANCING.

         We have outstanding warrants to purchase 4,553,750 shares of common stock at $0.50 through September 30, 2008 and outstanding warrants to purchase 1,000,000 shares of common stock at $0.30 through January 5, 2009. As long as these warrants remain unexercised and outstanding, the terms under which we may be able to obtain additional capital financing may be adversely affected.

WE HAVE A SUBSTANTIAL NUMBER OF SHARES THAT MAY BECOME FREELY TRADABLE AND COULD THEREFORE RESULT IN A REDUCED MARKET PRICE.


         As of March 31, 2007, we had an aggregate of 31,147,336 shares of our common stock issued and outstanding, all of which were "restricted securities". Upon the date of this prospectus, the resale of 10,445,561 shares, currently owned by existing shareholders, will be registered, thereby increasing the number of shares that may become freely tradable. In addition, we are registering the resale of 1,000,000 shares issuable upon the exercise of warrants. The sale of a significant number of these shares in the public market may adversely affect prevailing market prices of our shares.


OUR COMMON STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION THAT MAY AFFECT THE LIQUIDITY FOR OUR COMMON STOCK.


         Once trading, our common stock is subject to regulations of the Securities and Exchange Commission ("SEC") relating to the market for penny stocks. These regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock, as some brokers refrain from trades involving penny stocks to avoid the additional work to comply with these requirements. As a result, your ability to sell your securities in the secondary market could be limited.


FUTURE EQUITY TRANSACTIONS, INCLUDING EXERCISE OF OPTIONS OR WARRANTS, COULD RESULT IN DILUTION.


         From time to time, we intend to sell restricted stock, warrants, and convertible debt to investors in private placements. Because the stock will be restricted, the stock will likely be sold at a greater discount to market prices compared to a public stock offering, and the exercise price of the warrants is likely to be at or even lower than market prices. These transactions will cause dilution to existing shareholders. Also, from time to time, options will be issued to officers, directors, or employees, with exercise prices equal to the then prevailing market price. As of March 31, 2007, 28,075,110 options had been granted to officers, directors and employees. Exercise of in-the-money options and warrants will result in dilution to existing shareholders. The amount of dilution will depend on the spread between the market and exercise price, and the number of shares involved.

TRADING IN OUR COMMON STOCK MAY BE LIMITED THEREBY MAKING IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES OF OUR COMMON STOCK.

         We plan to apply to have our common stock quoted on the OTC Bulletin Board. We do not know whether the OTC Bulletin Board will approve our application. The OTC Bulletin Board is not an exchange and, because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or NASDAQ, you may have difficulty reselling any of the shares that you purchase from the selling shareholders.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes "forward-looking statements." All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") include, but are not limited to:

    o our ability to generate sufficient capital to complete planned acquisitions;
    o    the lack of liquidity of our common stock;
    o    the availability of capital;
    o    the strength and financial resources of our competitors;
    o    general economic conditions; and
    o the securities or capital markets and other factors disclosed under "Management's Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus.

         All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.


                                    DILUTION

         The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

         Existing shareholders will experience dilution to the extent that holders exercise their warrants and purchase shares of common stock.


                         DETERMINATION OF OFFERING PRICE

         The resale of the shares purchased in our recent private placement and certain shares owned by existing shareholders is being registered, together with 1,000,000 shares issuable upon the exercise of warrants. The selling shareholders have set an offering price of US$0.20 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. This price was based on the fact that most of the selling shareholders recently purchased their shares at that price and therefore this may be the best indicator of market price. The selling shareholders may not have perceived an increase in value of their shares since the date of purchase.


                                 DIVIDEND POLICY

         To date, we have not declared or paid any dividends on our common stock. We do not intend to declare or pay any dividends on our common stock in the foreseeable future, but rather to retain any earnings to finance the growth of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual and legal restrictions and other factors the board of directors deems relevant.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the selling shareholders of shares of our common stock. However, we may receive the sale price of any common stock we sell to the selling shareholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of warrants, if any, for general working capital purposes.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion should be read in conjunction with the financial statements and the related notes included in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those projected in the forward-looking statements as a result of many factors, including those discussed in "Risk Factors", "Business" and elsewhere in this prospectus.

HISTORY AND OVERVIEW

         V2K International, Inc. ("International") was incorporated as a Colorado corporation on March 13, 2006. Through our wholly owned subsidiaries, V2K Window Fashions, Inc., V2K Technology, Inc., and V2K Manufacturing, Inc., we sell and support franchises in the residential and commercial window fashion industry, develop and licenses proprietary software that allows users to decorate windows for both residential and commercial customers, and manufacture and sell the resulting soft window treatment products.


         Details of the Company's subsidiaries as of March 31, 2007 are described below:


                                                                                                                          EFFECTIVE
                                                    PLACE OF INCORPORATION                                                INTEREST
       ENTITY NAME                                  AND LEGAL ENTITY                   PRINCIPAL ACTIVITIES               HELD
       -----------                                  ----------------                   --------------------               ----
       V2K Window Fashions, Inc.                    Colorado corporation               Franchise sales and support        100%

       V2K Technology, Inc.                         Colorado corporation               Development and licensing of       100%
                                                                                       software

       V2K Manufacturing, Inc.                      Colorado corporation               Manufacture of soft window         100%
                                                                                       covering products

         In April 2006, in a share for share exchange, we acquired all issued and outstanding shares of V2K Window Fashion's preferred and common stock in exchange for shares of common stock in V2K International on a 1 for 35 basis and 1 for 10 basis, respectively.

         In August 2006, V2K Window Fashions opened its first company-owned franchise location, incorporated as Window Fashions Franchise, LLC. Window Fashions Franchise, LLC is a wholly owned subsidiary of V2K Window Fashions.

         In April 2006, V2K Window Fashions transferred legal ownership of V2K Manufacturing and the related equity interest to V2K International. V2K Window Fashions had acquired V2K Manufacturing in January 2004.

         In July 2006, in order to further protect the intellectual property associated with the software and to facilitate future licensing agreements, the software and software development team formerly held by V2K Window Fashions were spun-off to form V2K Technology. V2K Technology is a wholly owned subsidiary of V2K International and licenses a customized window fashions franchise software to V2K Window Fashions.

         In April 2007, we organized Marketing Source International LLC, a Colorado limited liability company. This company will endeavor to generate revenues by acting as an exclusive sales agent for an overseas window coverings manufacturing source.

         As of the date of this prospectus, V2K Window Fashions is our primary operating subsidiary, making franchising our primary operations. V2K Window Fashions was incorporated in July 1996 to offer licenses to use the "Pictures and Prices" software, which had been developed by an affiliated company, Pictures and Prices Corporation. The assets of Pictures and Prices Corporation were later transferred to us in 1999. We packaged the software license with our training manuals, policies, procedures, and knowledge and began selling franchises in March 1997. After obtaining a core group of franchisees in 1998, we focused our efforts on building our infrastructure to provide support to our franchisees, refining our business model, and developing our business plan.


         Since our inception through March 31, 2007, in order to fund the development of our proprietary software and to develop our franchising operations, we have obtained approximately $2,583,250 from: amounts contributed by our officers and directors ($487,000); the sale of stock ($1,746,250); and loans ($350,000). During the quarter ended March 31, 2007, $300,000 of the $350,000 in loans were converted into equity. We believe that our real value lies in our software. However, that value is not reflected in our financial statements due to accounting policies (discussed below) pertaining to research and development costs. We believe that our software has now been developed to the point where it can be used for a variety of niches within the home decor industry. To complete the current version of the software and to build a larger franchise base in order to achieve more economies of scale and establish a significant distribution network, we raised cash proceeds of $453,750 in a recent private placement of our stock and warrants.


         In addition, these proceeds are being used to provide the funds necessary to implement the next step in our business plan, which is becoming a publicly-traded company in the United States. Funds are being used for legal, accounting, and corporate consulting services and working capital. We believe that by becoming a publicly-traded company, we will enhance the visibility of our products and services and our ability to obtain additional financing in the future.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         FRANCHISE OPERATIONS. As of March 31, 2007, we supported 181 independently owned franchises located in 41 states and two provinces in Canada. A summary of franchise activity is as follows:



                                                                               MARCH 31,     SEPTEMBER 30,    SEPTEMBER 30,
                                                                                 2007            2006             2005
                                                                            --------------  ---------------  --------------
Franchises in operation - beginning of period                                     182             160              132
Franchises sold during the period                                                  14              30               37
Franchises cancelled, terminated or repurchased during the period                 (15)             (8)              (9)
                                                                            --------------  ---------------  --------------
Franchises in operation - end of period                                           181             182              160
                                                                            ==============  ===============  ==============


         Franchisees are required to pay us an initial franchise fee, royalty fees aggregating between 4% and 8% of gross sales and an advertising contribution fee of 2% of gross sales. In addition, all materials and goods sold by franchisees are processed, billed and collected through us using approved vendors and suppliers.

         REVENUE RECOGNITION. Initial franchise fees are recognized as revenue upon the commencement of operations by the franchisee, which is when we have performed substantially all initial services required by the franchise agreement. Unearned income represents franchise fees received for which we have not yet performed all of our initial obligations under the franchise agreement. Such obligations, consisting mostly of training, are generally fulfilled within 60 days of receipt of the initial franchise fee. Royalty fees are recognized as earned.


         Franchisees place all orders for materials and supplies with us and we then place the corresponding orders with our vendors. The products are shipped directly to the franchisees. We are liable to the vendors for payment and collect the amounts due for the goods from the franchisees. In addition, we are responsible to the franchisees for goods shipped by the vendors that do not meet specifications. Thus, we act as a principal as defined in the Emerging Issues Task Force, Issue 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent." Revenue from materials and supplies sales is recorded upon shipment to the franchisee by the vendor and represented approximately 72% and 65% of total revenue for the year ended September 30, 2006 and nine months ended September 30, 2005, respectively, and approximately 66% of total revenue for the six months ended March 31, 2007 and 2006.


         INVENTORY. Inventory is valued at the lower of cost, using the first in first out method, or market and consists of manufacturing materials and supplies.

         PROPERTY AND EQUIPMENT. Property and equipment is recorded at cost. Depreciation of equipment is provided by use of the straight-line method over the estimated useful lives of the related assets of three to five years. Leasehold improvements are amortized using the straight-line method over the life of the lease. Expenditures for replacements, renewals and betterments are capitalized. Maintenance and repairs are charged to operations as incurred.

         IMPAIRMENT OF LONG-LIVED ASSETS. We have adopted Statement of Financial Accounting Standards (SFAS) 144, "Accounting for the Impairment and Disposal of Long-Lived Assets," which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We will assess the recoverability of the carrying cost of long-lived assets based on a review of projected undiscounted cash flows related to the asset held for use. If assets are determined to be impaired, then the asset will be written down to its fair value based on the present value of the discounted cash flows of the related asset or other relevant measures. As of September 30, 2006, no impairment has been recorded.

         ADVERTISING COSTS. We expense all costs of advertising as incurred. Total advertising expenses for the year ended September 30, 2006 and the nine months ended September 30, 2005 were $196,292 and $178,492, respectively. Advertising expense does not include expenditures on behalf of franchisees from the National/Regional/Local Advertising Fund.

         INCOME TAXES. We have adopted the provisions of SFAS 109, "Accounting for Income Taxes." SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         Temporary differences between the time of reporting certain items for financial and tax reporting purposes consist primarily of depreciation of equipment and allowance for uncollectible receivables.

         We account for income taxes in interim periods as required by Accounting Principles Board Opinion No. 28, "Interim Financial Reporting" and as interpreted by FASB Interpretation No. 18, "Accounting for Income Taxes in Interim Periods." We have determined an estimated annual effective tax rate. The rate will be revised, if necessary, as of the end of each successive interim period during our fiscal year to our best current estimate. The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

         USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


         RESEARCH AND DEVELOPMENT COSTS. We have adopted the provisions of SFAS 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," which requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on our product development process, technological feasibility is established upon completion of a working model. Since we do not incur any costs between the completion of the working model and the point at which the product is ready for general release, all research and development costs are charged to expense as incurred. Research and development expenses for the year ended September 30, 2006 and the nine months ended September 30, 2005 were $433,201 and $308,648, respectively. Research and development expenses for the six months ended March 31, 2007 and 2006 were $225,924 and $210,659, respectively.


         VARIABLE INTEREST ENTITIES. The Financial Accounting Standards Board ("FASB") issued Interpretation 46 (revised 2003), "Consolidation of Variable Interest Entities" and requires the primary beneficiary of a variable interest entity to consolidate that entity. The primary beneficiary of a variable interest entity is the party that absorbs a majority of the variable interest entity's expected losses, receives a majority of the entity's expected residual returns, or both, because of ownership, contractual or other financial interests in the entity.

         The primary entities in which we possess a variable interest are franchise entities. We do not possess any ownership interests in franchise entities, other than Window Fashions Franchise, LLC, which is consolidated, and we do not generally provide financial support to the franchisees. Management has reviewed the franchise entities and determined that we are not the primary beneficiary of the entities, and therefore, these entities have not been consolidated.

         INCOME (LOSS) PER SHARE. Basic income (loss) per share is computed based on the weighted average number of common shares outstanding during each period. The computation of diluted earnings per share assumes the conversion, exercise or contingent issuance of securities only when such conversion, exercise or issuance would have a dilutive effect on income per share. The dilutive effect of convertible securities is reflected in diluted earnings per share by application of the "as if converted method." The dilutive effect of outstanding options and warrants and their equivalents is reflected in diluted earnings per share by application of the treasury stock method.


         For the nine months ended September 30, 2005, year ended September 30, 2006 and for the six months ended March 31, 2007 and 2006, all outstanding options and convertible preferred stock were excluded from the computation of diluted loss per share as the effect of the assumed exercise and conversions would be anti-dilutive.


         SHARE BASED COMPENSATION. Prior to October 1, 2006 we accounted for our share based compensation plans under the recognition and measurement provision of APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related Interpretations, as permitted by FASB Statement No. 123, "Accounting for Share-Based Compensation" (SFAS 123). Effective October 1, 2006, we adopted the fair value recognition provisions to SFAS 123(R), using the modified-prospective transition method. Results from prior periods have not been restated.


         CASH EQUIVALENTS. For purposes of reporting cash flows, we consider as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase. At September 30, 2006 and September 30, 2005, there were no cash equivalents. At March 31, 2007 and 2006, there were no cash equivalents.



         Cash at September 30, 2006 and September 30, 2005 included $117,983 and $145,538, respectively, of cash restricted for advertising and marketing. Cash at March 31, 2007 and 2006 included $38,524 and $57,591, respectively, of cash restricted for advertising and marketing. Such funds were contributed by franchisees to a National/Regional/Local Advertising Fund pursuant to franchise agreements, and may not be used for our general operations.

         SHIPPING AND HANDLING FEES AND COSTS. All amounts billed to franchisees for shipping and handling represent revenues earned and are reported as revenues, and the costs incurred by us for shipping and handling are reported as an expense.

         FAIR VALUE. The carrying amount reported on the balance sheet for cash, accounts receivable, inventory, accounts payable and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

         The carrying amounts of notes receivable approximate fair value as the effective rates for those instruments are comparable to market rates at year end.

         Based upon the borrowing rates currently available to us for loans with similar terms and average maturities, the fair value of long-term debt approximates its carrying value.

         CONCENTRATIONS OF CREDIT RISK. Financial instruments that potentially subject us to concentrations of credit risk consist of cash, trade accounts receivable and notes receivable.

         We maintain cash accounts at a single financial institution. At September 30, 2006, we had $267,705 on deposit in excess of the federally insured amount. We periodically evaluate the credit worthiness of financial institutions, and maintain cash accounts only in large high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts. We believe that credit risk associated with cash is minimal.

         We have recorded trade accounts receivable from business operations. We periodically evaluate the collectibility of trade receivables and have provided an allowance for potentially uncollectible accounts.

         We have recorded notes receivable from business operations. We periodically evaluate the collectibility of our notes receivable and have deemed all outstanding notes to be collectible.

         For the year ended September 30, 2006 and the nine months ended September 30, 2005, approximately 68% and 73%, respectively, of materials and supplies were acquired from three major vendors, the largest vendor's activity representing 34% and 47%, respectively, of the total. The related accounts payable to the largest vendor was approximately $309,927 as of September 30, 2006, and $146,754 as of September 30, 2005.

         SEGMENT REPORTING. SFAS 131, "Disclosures about Segment Reporting of an Enterprise and Related Information," establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosure about products and services, geographic areas and major customers. We conduct business in four operating segments. V2K Window Fashions sells and supports franchisees in the residential and commercial window fashion industry; V2K Technology develops and licenses proprietary software that allows users to decorate windows for both residential and commercial customers; and V2K Manufacturing manufactures soft product window treatments exclusively for Windows franchisees.

         Identified assets by industry are those assets that are used in our operations in each industry. Our assets are principally cash, accounts receivable and equipment.

         We have adopted SFAS 131 which requires the presentation of descriptive information about reportable segments which is consistent with that made available to our management to assess performance. V2K Window Fashions derives its revenues from sales of franchises, royalty and sales of materials and supplies to franchisees. V2K Manufacturing receives its income from the sale of labor on soft product window treatments to Window's franchisees.


CRITICAL ACCOUNTING POLICIES



         As stated above, the preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. At this time, our operations are such that there are two primary areas of estimates and assumptions that could potentially have a material impact to the financial statements if significantly miscalculated. These areas are the allowance for doubtful accounts and share-based compensation.



         The allowance for doubtful accounts incorporates protection against write-offs for bad debt with respect to both notes receivable and accounts receivable. This allowance is calculated based on historical write-offs as a percentage of these accounts and from current analysis of our existing franchise base. We believe that the current allowance is adequate for these potential write-offs based on these assumptions. This account is reviewed in great detail monthly and adjusted as needed. At March 31, 2007 and September 30, 2006, allowance for doubtful accounts was $61,150 and $43,150, respectively.



         The potential risk of these estimates can be material to the financial statements, because the receivables are the largest assets on the balance sheet. If we were to incur adjustments for write-offs that were not covered under the allowance it would be posted through the bad debt line item on the financial statements in the operating expenses, and the offset would reduce the related receivables balance on the balance sheet. Based on the average receivable balances for the last 24 months, if the estimate was significantly miscalculated it could have a negative impact of $100,000 to $200,000 to the financial statements. We believe based on our knowledge and ongoing review that the risk of miscalculating to this level is low, barring any unforeseen economic downturn.



         Share-based compensation involves calculating the value of stock options granted under our stock option plan, following calculation methods prescribed by SFAS 123R. We use the Black-Scholes stock option pricing model, which requires assumptions for expected option life, a risk-free interest rate, dividend yield, and volatility. Expected option life represents the period of time that options granted are expected to be outstanding, the risk-free interest rate is based on the U.S. Treasury market, and volatility is derived from an analysis of trading prices of the stock of a peer company. For the six months ended March 31, 2007, share-based compensation was $123,043. Share-based compensation is included in selling, general and administrative expenses as an operating expense and therefore has a significant impact on results of operations.


RESULTS OF OPERATIONS

         At this point in our development, our results of operations are impacted primarily by the sales of franchises, as our existing franchise base is too small to generate enough royalty revenue and gross profit margin from sales of materials and supplies to support our operations. While revenues from sales of material and supplies comprise 65% to 75% of total revenues, the margin on these sales ranges from 2% to no more than 6%. Our margins are relatively low because we do not have enough volume to obtain better pricing from our vendors. We limit our mark-up to our franchisees so that they can be competitive in quoting prices to customers and also operate profitably.

         In January of 2005, we began to focus primarily on developing the retail sales of existing franchisees, as opposed to increasing sales of franchise units. We believed that by doing so, we would increase both royalty revenues and the dollar amount of margin made on sales of materials and supplies. Also with increased retail sales, we would be able to leverage our buying power with our vendors, thereby allowing us to increase our margins made on sales of materials and supplies. More importantly, we believed that we would be able to increase the sale of franchises. If our existing franchisees can increase their retail sales, they would provide better validation our franchise concept for those interested in purchasing a franchise from us and investigating the merits of our franchise compared to others.

         With the beginning of the current fiscal year ending September 30, 2007, we have established a formal franchise development department and are placing our efforts both on sales of franchises and making our existing franchisees more successful. The results of operations described below reflect these efforts.


         SIX MONTHS ENDED MARCH 31, 2007 AS COMPARED TO SIX MONTHS ENDED MARCH 31, 2006. For the six months ended March 31, 2007, sales of franchises decreased by $122,423 (12%) from the corresponding period of the previous fiscal year. During the quarter ended March 31, 2006, we sold an unusually high number of franchises. We believe that revenue from sales of franchises for the six months ended March 31, 2007 is more representative of our ongoing sales efforts. Our gross margin on sales of franchises was 43% for the 2007 period, as compared to 47% for 2006.

         For the 2007 period, royalty and advertising fees increased by $140,198 (44%). Sales of materials and supplies increased by $128,533 (5%), reflecting the larger number of franchisees in operation (181 at March 31, 2007, as compared to 176 at March 31, 2006) and the fact that with every year, our franchise base becomes more tenured.



         While our revenues increased by $146,308 (4%), our operating expenses increased by $311,459 (8%), resulting in an increase of $165,151 (54%) in loss from operations.



         Selling, general and administrative expenses increased by $230,269 (24%), with the most significant increases being in stock compensation expense ($118,743) as the result of our adoption of SFAS 123(R), "Share-Based Compensation" effective October 1, 2006, and in payroll (approximately $100,000) and benefits (approximately $12,000) from additional staffing. Research and development expenses increased by only $15,265 (7%).



         We increased our bad debts provision by $14,666 (290%) in 2007 due to our more stringent monitoring of accounts receivable described below.



         Interest expense increased by $3,183 (27%) for the 2007 period, primarily due to the bridge loan of $200,000 incurred in January 2006. Interest on the bridge loan accrued at four percent over the prime rate and was $10,208 for the six months ended March 31, 2007.



         As a result of the above, our net loss for the six months ended March 31, 2007 was $482,350, as compared to $316,819 for the comparable 2006 period, an increase of $165,531 (52%).


         YEAR ENDED SEPTEMBER 30, 2006 AS COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2005. We changed our fiscal year end to September 30 in 2005 to facilitate our ability to meet annual updating deadlines for our franchise offering circular under federal law and annual registration renewal filing deadlines under state laws. Accordingly, our fiscal "year" consists of only nine months for 2005, as compared to a year for 2006.

         We sold 30 franchises for the year ended September 30, 2006, as compared to 37 for the nine months ended September 30, 2005, as reflected by the decrease in sales of franchises of $161,590 (10%). Our margin on sales of franchises was 45% for 2006, as compared to 53% for 2005. The most significant component of cost of franchise sales is the selling commission. If we obtain the sale of a franchise through the assistance of a broker, we pay a commission equal to 40% of the franchise purchase price, with an additional 7.2% commission paid to our in-house sales personnel. If we obtain the sale of a franchise without the assistance of a broker, we pay a 12% commission to our in-house sales personnel. Approximately 85% of our sales of franchises are generated through brokers. Other components of cost of franchise sales are the costs of training that we provide (such as lodging and travel expenses), equipment provided to the franchisee (laptop computer, printer and carrying case), books of fabric samples, and starter sets of marketing materials. The decrease in margin on the sale of franchise units in 2006 was primarily the result of additional items we provided to new franchisees during the 2006 fiscal year. These items included a business coaching program provided by a third party, an increased allotment of start-up marketing materials, and reimbursement of the franchisees' marketing budget up to a certain amount. There were also incremental increases in the cost of the other items we have always provided in conjunction with the purchase of a franchise. The additional items were provided on a test basis and may not be continued through the current fiscal year.

         In 2006, royalty fees and sales of materials and supplies increased by $343,883 (68%) and $1,842,807 (46%), respectively. We believe that the increase is due to the fact that more of our franchisees were in business for a longer period in 2006, and that this business experience resulted in more sales. In addition, there were 182 franchisees at September 30, 2006, as compared to 160 at September 30, 2005. Our management believes that it takes the average franchisee two years to establish its franchise business. At September 30, 2006, approximately 60% of our franchisees had been in business for two years or longer, as compared to September 30, 2005, at which approximately 37% of our franchisees had been in business for two years or longer.

         While our revenues increased by $2,025,100 (33%), our operating expenses increased by $2,662,100 (43%), resulting in the operating loss $723,738 in 2006.

         Selling, general and administrative expenses increased by $661,659 (49%), primarily due to the change in fiscal year, as well as approximately $80,000 spent for a national convention of franchisees, approximately $36,000 in additional legal expenses, approximately $40,000 in additional accounting expenses, approximately $50,000 for additional advertising expenses, and approximately $100,000 for additional staffing. Research and development costs were $433,201 in 2006, compared to $308,648 in 2005.

         Interest expense increased by $19,670 (193%), primarily due to the $200,000 bridge loan incurred in January 2006. Interest on the bridge loan was $17,932 for 2006.

         As a result of the above, our net loss for the year ended September 30, 2006 was $732,205, as compared to a net loss of $78,114 for the nine months ended September 30, 2005, an increase in the net loss of $654,091.

LIQUIDITY AND FINANCIAL CONDITION

         We have incurred negative operating cash flows, operating losses, and negative working capital. We have relied upon sales of our common stock and borrowing in the form of bridge loans and convertible debentures to address our liquidity needs. To a lesser extent, we have also used bank financing.


         Some of the key components to our operating cash flows are the changes in accounts receivable and accounts payable. As we are essentially a product distributor, our level of activity is reflected in our accounts receivable and accounts payable. We receive invoices from vendors for product and simultaneously bill our franchisees. The Days Sales Outstanding ("DSO") as of September 30, 2006 and March 31, 2007 was 42 days and 35 days, respectively, as compared to 49 days at September 30, 2005. We have hired a new accounts receivable clerk and have implemented full utilization of our existing credit policies and procedures. This has allowed us to improve our DSO to only 35 days at March 31, 2007. These changes include putting franchisees on hold, charging interest on past due invoices, and consistently sending out statements to all franchisees. We have cancelled three franchise agreements in this new environment and have turned these balances over to collections. The total dollar amount on these accounts is less than $20,000. We anticipate that these changes should allow us to improve our DSO even more, thereby improving our cash flows, while reducing the amount of write-offs when compared to previous years.



         AS OF SEPTEMBER 30, 2006. At September 30, 2006, we had a working capital deficiency of $182,258, as compared to a working capital surplus of $255,037 at September 30, 2005. The decrease in working capital was due primarily to the loss of $732,205 incurred for the year. Our increase in accounts payable and accrued expenses of $311,549 were only partially offset by an increase in accounts receivable of $223,097. Additionally, we borrowed $200,000 in January 2006, which remained outstanding at September 30, 2006. We also had an increase of $64,674 in unearned income. Note payable - other became a current liability at September 30, 2006. This note consists of the currently deferred portion of our rent obligation under an office lease entered into effective September 15, 2002. Under the terms of the lease, the landlord deferred a portion of the monthly rent aggregating $140,000 over the period from September 15, 2002 to August 15, 2007. The deferred portion is evidenced by a non-interest bearing promissory note, which is payable in cash or shares of our common stock at the option of the landlord. We accrete the deferred portion of the monthly rent utilizing an imputed interest rate of 5.75%. The note increased $27,000 and $21,000 during the year ended September 30, 2006 and nine months ended September 30, 2005, respectively. The balance at September 30, 2006 and September 30, 2005 of $124,167 and $97,167, respectively, represents the remaining deferral and related imputed interest.


         Unearned income represents franchise fees received for which we are performing our initial obligations under the franchise agreement. Our primary obligation under the franchise agreement is providing training for two persons for each franchise. We reimburse the franchisee for airfare for one person (up to $500) and pay lodging expenses for one person to attend the training as part of the franchisee fee. At the training, the franchisee receives equipment (a laptop computer, portable printer and carrying case), software (both V2K's proprietary software and non-proprietary software such as Windows Office and QuickBooks), manuals (training, as well as policy and procedure), and an electronic marketing kit. Samples of fabric and hard products and a starter set of printed materials (business cards, stationery and promotional materials) are shipped to the franchisee when training occurs.

Accordingly, since we perform substantially all initial obligations required by the franchise agreement once training is completed, we recognize initial franchise fees as revenues at that time.

         For the year ended September 30, 2006, we used cash of $380,683 for operating activities, as compared to $49,138 for the nine months ended September 30, 2005. Financing activities provided cash of $456,227 in 2006, primarily through proceeds from the sale of common stock of $257,000 and the proceeds from bridge loans from both third parties and related parties in the aggregate amount of $200,000 received in January 2006. The bridge loans were evidenced by convertible promissory notes that required quarterly interest payments in arrears at the rate of four percent plus the prime rate. During the year ended September 30, 2006, we paid interest of $17,932. We issued warrants to the bridge loan lenders to purchase a total of 1,000,000 shares of common stock at $0.30 per share, and charged $7,655 to other expense. In 2005, financing activities provided cash of $106,157, primarily through the sale of convertible debentures in the aggregate amount of $100,000. These convertible debentures were issued in February 2005 to one of our officers and directors and to one of our shareholders and required quarterly interest payments at the prime rate plus one percent. Interest accrued and paid on the debentures for the year ended September 30, 2006 and nine months ended September 30, 2005 were $8,875 and $4,721, respectively. There were no cross-default provisions contained in the bridge loan notes, convertible debentures or bank loan.


         AS OF MARCH 31, 2007. At March 31, 2007, we had working capital of $53,064, as compared to a deficiency of $182,258 at September 30, 2006. The increase in working capital was due primarily to our receipt of cash proceeds from our private placement of $453,750, which is reflected in cash of $398,270 at March 31, 2007, as compared to $330,547 at September 30, 2006.



         For the six months ended March 31, 2007, we used cash of $348,345 for operating activities, as compared to $229,146 for the comparable period in 2006. However, financing activities, principally the proceeds from the sale of common stock in our private placement, provided cash of $349,092 in 2007. In comparison, financing activities provided cash of $183,584 in 2006, primarily from the proceeds of a $200,000 bridge loan.



         During the six months ended March 31, 2007, holders of the $200,000 in bridge loans and $100,000 in convertible debentures converted their debt into equity. The bank facility that we have utilized in the past will be completely satisfied at May 31, 2007.


PLAN OF OPERATIONS

         We are projecting a positive cash flow of approximately $230,000 for the second half of the current fiscal year that ends September 30, 2007. This cash flow should provide the capital necessary for all current operations without utilizing external sources of cash. Our projection is based on sales of 21 franchises for the second half of the year, as compared to 13 for the first half. A portion of the proceeds from the private placement was used for lead generation and we are already seeing an increase in leads from this expenditure. This projection is also based on increased retail sales by our franchisees due to seasonality and the increased number of established franchisees. An increase in retail sales will generate more royalty revenues and margin from the sale of materials and supplies. In addition, we implemented programs in April 2007 with all of our major vendors that will increase our rebates and discount percentages from around 2% to 8% for most of the second half of the year. Lastly, we have implemented a company-wide cost reduction program that we estimate will result in approximately $8,000 to $15,000 per month in reduced expenses.

         Our primary focus for the remainder of the current fiscal year will be to increase the retail sales of our franchise base, to continue with our rollout of our three-dimensional software and to launch Market Source International. As discussed above, increasing retail sales results in increased royalty revenues and margin made on sales of materials and supplies, as well as increased sales of franchises.

         While we believe that our cash flow for the second half of the current fiscal year will provide sufficient capital to maintain all current operations, including our focus to increase retail sales and continue rollout of our three-dimensional software, we will need financing of approximately $100,000 to implement our short-term growth plan of launching our new subsidiary, Marketing Source International LLC. This subsidiary will endeavor to generate revenues by acting as an exclusive sales agent for an overseas window coverings manufacturing source.

We believe that such funds can be raised from certain of our existing shareholders. Bank financing is limited, as most of our asset base consists of accounts receivable from franchisees.

         Our plans for growth for the next fiscal year include continuing to develop our software to include all aspects of home decor and seeking to develop additional applications for our software including, but not limited to, an e-commerce/web-based version of the software and a kiosk application. While we will likely add to our programming staff, we believe that the cost of this addition will be offset by revenues generated from licensing our software for other applications. We have not established a timetable for the development of our software to cover these other aspects or additional applications. These plans are in the early stages and we have not quantified the estimated costs of these projects.

         We will also seek to accelerate the growth of our franchise base and develop additional environments for the distribution of our products. Accordingly, we will likely add other employees to assist in the support of our franchisees. We estimate that we will add four to six employees over the next twelve to fifteen months.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In September 2006, the FASB issued SFAS 157, "Fair Value Measurements", which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. We do not expect the adoption of SFAS 157 to have a significant effect on our financial position or results of operation.

         In June 2006, the FASB issued FASB Interpretation 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement 109" ("FIN 48"), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of FIN 48 to have a material impact on our financial reporting, and we are currently evaluating the impact, if any, the adoption of FIN 48 will have on our disclosure requirements.

         In March 2006, the FASB issued SFAS 156, "Accounting for Servicing of Financial Assets--an Amendment of FASB Statement 140." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with SFAS 115; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will not impact our financial condition or results of operations.

         In February 2006, the FASB issued SFAS 155, "Accounting for Certain Hybrid Financial Instruments, an Amendment of SFAS 133 and 140". This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity ("SPE") may hold under SFAS 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no immediate impact on our financial condition or results of operations.

         In May 2005, the FASB issued SFAS 154. This Statement replaces APB Opinion 20, "Accounting Changes", and SFAS 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. In April 2006, V2K Window Fashions transferred legal ownership of V2K Manufacturing and the related equity interest to V2K International (see Note 1 of the Notes to the Financial Statements). Under SFAS 154 this transaction is deemed to be a change in reporting entity. As required, the operating results from V2K Manufacturing have been included in the consolidated financial statements.

         In December 2004, the FASB issued SFAS 123(R), "Share-Based Payment." SFAS 123(R) amends SFAS 123, "Accounting for Stock-Based Compensation," and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first fiscal year or interim period beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Effective October 1, 2006, we adopted the fair value recognition provisions of SFAS 123(R), using the modified-prospective transition method. Results from prior periods will not be restated.

                                    BUSINESS
OVERVIEW

         We were incorporated on March 13, 2006 in the State of Colorado. On April 1, 2006, in a share for share exchange, we acquired all of the issued and outstanding shares of V2K Window Fashions, Inc., a company incorporated in Colorado on July 24, 1996, and V2K Manufacturing, Inc., a company incorporated in Colorado on September 21, 1994. On July 1, 2006, we transferred the software and our software development team into a separate entity named V2K Technology, Inc., a wholly-owned subsidiary and a Colorado corporation. In August 2006, V2K Window Fashions opened its first company owned franchise location, incorporated as Window Fashions Franchise, LLC. Window Fashions Franchise, LLC is a wholly owned subsidiary of V2K Window Fashions. On April 6, 2007, we organized Marketing Source International LLC, a Colorado limited liability company.

         Through our wholly-owned subsidiaries, V2K Window Fashions, Inc., V2K Technology, Inc., and V2K Manufacturing, Inc., we sell and support franchises in the residential and commercial window fashion industry, develop and license proprietary software that allows users to decorate windows for both residential and commercial customers, and manufacture and sell the resulting soft window treatment products. While exploring the possibility of using an offshore vendor to reduce the cost of materials and manufacturing labor costs, we established a relationship with a manufacturing source. We believe that other retail firms in the window fashion industry would be interested in obtaining product from this source. Accordingly, we formed Marketing Source International LLC, and we will endeavor to generate revenues by acting as an exclusive sales agent for that overseas window coverings manufacturing source.


         Our current emphasis is in window fashions and accessories. Our subsidiary, V2K Window Fashions, Inc. ("V2K Window Fashions") sells and supports franchises in the window fashion industry. We began selling franchises in March 1997. Our first franchisee started operations in August 1997. After selling several franchises, we halted our franchise sales activity while we refined our business plan and secured outside financing. We began aggressively developing the franchise business model in November 2001, at which point we had 9 franchisees. As of March 31, 2007, we had 181 franchisees, operating in 41 states and the provinces of Alberta and Manitoba.


         Using our proprietary software developed at V2K Technology, Inc. ("V2K Technology"), our franchisees sell window fashions of all kinds to both commercial and residential customers. All sales orders made by our franchisees are sent to us for fulfillment. Another subsidiary, V2K Manufacturing, Inc. ("V2K Manufacturing"), manufactures "soft" window fashions made up of fabric treatments, such as drapes and curtains. "Hard" goods, such as blinds, cellular shades, and shutters, are sourced to third party vendors. All items are shipped directly from the manufacturer or vendor to the franchisee.

         We intend to become the dominant company in the window decor and accessory market. We intend to accomplish this goal by:

     o introducing our exclusive, three-dimensional proprietary software technology into the industry's sales channel and supply chain;
     o growing the business aggressively through the franchise business model and corporate license agreements;
     o   controlling the industry's distribution channel; and
     o acquiring hard product manufacturing capabilities and becoming fully vertically integrated.

         Our long-term vision is to capture the majority of the home decor arena into a scalable, three-dimensional, graphic technology, allowing our sources of distribution to bring unique general economies of scale to flooring, wall coverings, art, and accessory furnishings, among others. In addition, we have license opportunities in related fields, such as the casement window industry, paint industry, and other industries in the building and design trade.

         Our corporate offices, which include V2K International, V2K Window Fashions, V2K Technology, and Marketing Source International, are located at 1127 Auraria Parkway, Suite 204, Denver, Colorado 80204, and our telephone number is (303) 202-1120. V2K Manufacturing is located at 685 South Jason Street, Denver, Colorado 80223.

OUR PROPRIETARY SOFTWARE

         We have developed proprietary software that enables the user to decorate interiors of homes and other buildings on a computer screen. By using the same type of graphics engine utilized by computer games, the user "sees" a three-dimensional image of a room, drawn to scale, on the computer screen. Window coverings and accessories can be placed in the room, allowing the user to see the end result of the decorating effort. Moreover, our software prices the items and prints the necessary purchase orders. We are in the process of rolling out the three-dimensional version of this software to our franchise base, as the earlier version used only two-dimensional images.

         As our current emphasis is in window fashions, the software has been customized to enable the user to:

              o design virtually any window covering style to scale on a computer or digital TV screen;
              o   adjust or redraw the window covering;
              o   calculate the price of the window covering immediately; and
              o print a customer sales order for the window covering, as well as purchase orders for the vendors, production orders for the workroom, and installation instructions for the installer.

         We believe that our software is unique and provides users with two distinct advantages:

              o Customers can see what the window coverings will look like on their windows before they buy. A sales agent can stay with the customer, showing the customer exactly what the window treatment will look like, to scale, and how much it will cost, until the customer finds a satisfactory style and a price.

              o The time-consuming calculation and paperwork commonly associated with the window covering business has been eliminated. With one keystroke and no additional data entry, the sales agent can create the purchase orders for the vendors and the production order for the workroom.

         We plan to develop a web-based version of the software that will allow customers to design their own window coverings on the Internet, and a kiosk version of our technology to be used in big box stores. We also plan to expand the existing software to provide a variety of interior and exterior design functions. We have not established any timetables for these plans.

CURRENT APPLICATION OF SOFTWARE

         Franchisees go into the homes or businesses of prospective customers equipped with a laptop computer. In their vehicles are samples of fabrics that we offer. After measuring the windows and entering the data into the computer, the franchisee can then put the whole room, including the ceiling, floor, windows, and walls to scale in the computer. A window library resides in the software containing almost any shape or style of window that exists. The franchisee may then enter the colors and texture of the walls, floor and ceiling, as well as show the room under a variety of lighting conditions.

         The franchisee then begins to decorate the window electronically on the screen in the desired style specified by the customer. The software contains a fabric library that the franchisee can retrieve to show on the window treatment. While the windows are being decorated on the screen, the software computes the sales price of the treatment, gross margin, and percent of profit to the franchisee. The customer can know immediately the sales price of each window treatment and the order as a whole. The franchisee can see the margins and percent of profit and adjust the sales price down if necessary in order to get the sale.

         Once the customer sees a design and price that is acceptable, the franchisee can bring in an actual sample of the fabric for the customer to see and touch. The software generates a sales order for the customer to sign. The franchisee generally collects 50% of the total purchase price as a deposit. We offer 3-, 6- and 12-month, no-payment, deferred interest consumer financing plans through a national financial institution. We receive from the national financial institution an amount agreed upon by the customer (gross financed) less a financing cost of approximately 8%. We then deduct this financing cost from the amount sent to the franchisee plus a small administrative fee of up to 1%. Administrative fees that we earned for the year ended September 30, 2006 and for the nine months ended September 30, 2005, were $1,000 and $1,000, respectively, on amounts financed of $32,000 and $8,000, respectively.

         With an order in hand, the franchisee can send the order to us electronically. One of our product specialists then audits the order to make sure it conforms to the product being sold, and verifies the pricing. Upon approval by a product specialist, the order is then broken down by vendor and the materials are ordered. The vendor then processes the order and ships the finished hard products directly to the franchisee. In the case of soft products, the fabric is shipped to V2K Manufacturing where the soft products are made. At those times when the volume of orders exceeds the capacity of our workroom, we send the orders to an outside workroom with which we have a working relationship. At completion, the finished soft products are shipped to the franchisee. Upon receipt of the finished goods, the franchisee arranges for third party installation at the customer's home or office.

THE INTERIOR DECORATING MARKET

         The U.S. market for interior decor, including window fashions, is fragmented in terms of competition and established distribution channels. For example, according to a market research report, WINDOW TREATMENTS AND WALLCOVERINGS, by Catalina Research, published January 1, 2004, soft product window fashion sales were distributed as follows:

            o   discount or mass merchandising department stores - 27%
            o   conventional and national chain department stores - 10.8%
            o   window treatment stores - 15.3% o warehouse clubs - 9.5%
            o   electronic, mail order and direct selling retailers - 6.4%
            o   other home furnishing stores - 6.3%
            o   home centers, other building material dealers - 6.2%
            o   specialty floor covering retailers - 4.5%
            o   family clothing stores - 4.3%
            o   general merchandisers - 2.6%
            o   paint and wallpaper stores - 2.1%
            o   furniture stores - 1.5%
            o   hardware stores - 0.9%
            o   piece goods stores - 0.8%
            o   other retailers - 1.8%

         This fragmentation has limited the implementation of technology as a competitive component in the window fashion industry. The industry is not automated at the point of sale and industry participants have, up to now, relied on antiquated manual systems for selling and administrating window fashions, resulting in quality control errors and higher operating margins.

         Typically, a sales agent, decorator, or designer goes to a potential customer's home and attempts to sketch or draw a treatment in which the customer is interested. In the case of "hard" treatments involving non-fabric items, the agent uses a yellow pad and calculator to provide the customer an approximate price. This is a long and tedious process. If the customer objects to the price or wants to explore other alternatives, a different treatment is selected and the pricing process begins anew. In the case of "soft" treatments involving the use of fabric, the agent will most likely have to meet with the manager of a workroom in order to calculate yardage, width cuts, repeats, and a variety of other variables, before he or she can get back to the customer with a price. This process may take as many as 3 to 5 days. If the customer objects to the price, the agent must either discount the price or start the entire process over again. Once the customer decides on a treatment, the agent will literally spend hours writing purchase orders for the vendors, and in the case of soft treatments, production orders for the workroom. It is inevitable that mistakes are made along the way.

FRANCHISE AND LICENSING OPERATIONS

         We do not sell window fashions directly to the customer. Instead, we have chosen to grow our business by selling franchise and license agreements.


         We started selling franchises in March 1997. As of March 31, 2007, we had 181 franchisees, operating in 41 states and the provinces of Alberta and Manitoba. ENTREPRENEUR magazine rated us 50th in its Top Homebased Franchises 2006 Rankings and 189th in its Franchise 500 2006 Rankings. Potential investors should not conclude from this preceding statement that the magazine is actively endorsing or promoting our company.


         We sell franchise units based on a territory size of 30,000 households. Franchisees may purchase one or more additional areas of primary responsibility if they are not in default under their franchise agreements, if the additional areas are available, and if we approve. Additional areas may have more or less than 30,000 households. We will determine the fee for each additional area at the time of purchase, but will be less than the initial franchise fee. As of the date of this memorandum, the current fee for each additional area is $1.05 per household, but we may change this fee at any time.

         We also make available a Small Market Franchise, based on a territory size of up to 15,000 households, in sparsely populated areas where a territory of 30,000 households would be difficult to cover because of the distances involved.

         We currently charge a franchise fee of $59,900, and $29,950 for a Small Market Franchise, for which the franchisee receives the following:

            o   a laptop computer, portable printer, and carrying case
            o V2K's proprietary software, including an exclusive price management program
            o   non-proprietary software
            o   samples of fabric, hard products and decorative hardware
            o starter set of printed materials, including business cards, stationery, and promotional materials o training manual, policy and procedure manual and electronic marketing kit and
            o   the exclusive right to advertise in a designated area.

         We also provide basic training for up to two persons for each franchise. We reimburse the franchisee for airfare for one person (up to $500) and pay lodging expenses for one person to attend the training as part of the franchise fee. The franchisee is liable for meals, travel, and lodging expenses for any additional person(s).

         In addition to the franchise fee, we require franchisees to pay a non-refundable continuing royalty based on a percentage of the franchisee's annual gross sales in each franchise year, according to the following schedule:

            o   first $200,000 of gross sales - 8%
            o   next $100,000 of gross sales - 7%
            o   amount over $300,000 of gross sales - 4%

         The first franchise year commences on the first day of the first full month following the franchisee's satisfactory completion of basic training or on any other date we may designate. Each subsequent one-year period is another franchise year.

         The minimum annual royalty fee in the first franchise year is $2,500, $5,000 in the second franchise year, and $10,000 each franchise year thereafter. In the case of a Small Market Franchise, the minimum annual royalty fee is $1,250 in the first year, $2,500 in the second year, and $5,000 per year thereafter.

         In addition, we require franchisees to pay us the following:

----------------------------------------------------------------------------------------------------------------------------
TYPE OF FEE OR EXPENSE             AMOUNT                         DUE DATE                     REMARKS
----------------------------------------------------------------------------------------------------------------------------
National/Regional/Local            2% of total gross sales,       Payable every 30 days        We and/or our contractors
Advertising Fund(1)<F1>            which percentage may be                                     administer the Fund for
                                   increased by us to up to                                    the benefit of our
                                   5% of gross sales; subject                                  system.
                                   to minimum annual fees(2)<F2>
----------------------------------------------------------------------------------------------------------------------------
Showroom participation(1)<F1>      Up to $150 per month           Monthly as billed            Note (3)<F3>
----------------------------------------------------------------------------------------------------------------------------
Central telephone service(1)<F1>   Varies(4)<F4>                  Monthly as billed            If the franchise is
                                                                                               located in a central
                                                                                               telephone service area, as
                                                                                               designated by us, the
                                                                                               franchisee must pay its
                                                                                               proportionate share of the
                                                                                               costs of maintaining the
                                                                                               service.(4)<F4>
----------------------------------------------------------------------------------------------------------------------------
Basic training(5)<F5>              Varies - We estimate that      As incurred                  No training fee is charged
                                   the cost of travel,                                         for up to two persons.(6)<F6>
                                   lodging and meals for each                                  The training fee for
                                   person attending Basic                                      additional persons will be
                                   Training will range from                                    determined by us.  We
                                   $200 to $1,200.  The                                        reimburse the franchisee
                                   actual cost for each                                        for airfare for one person
                                   person may be higher or                                     (up to $500), and for
                                   lower depending upon the                                    lodging expenses for one
                                   distance traveled, and the                                  attendee.  The franchisee
                                   meals and lodging selected.                                 pays the cost of meals for
                                                                                               one attendee and pays all
                                                                                               travel, lodging and meals
                                                                                               expenses for any other
                                                                                               attendees.
----------------------------------------------------------------------------------------------------------------------------

----------------------------

         (1)<F1> These fees are imposed by and payable to us. These fees are non-refundable. Late payment interest of 18% may begin after the due date. We may impose a late fee of $25.00 if the franchisee does not submit reports to us within 3 days of the due date.

          (2)<F2> The Minimum National/Regional/Local Advertising Fund Fees are $50 per month in the first year, $100 per month in the second year, and $150 per month thereafter (including all months in any renewal terms); except if the franchisee qualifies for, and pays, the Small Market Franchise fee, the Minimum National/Regional/Local Advertising Fund Fees are $25 per month in the first year, $50 per month in the second year, and $75 per month thereafter (including all amounts in any renewal terms). We may require franchisees to participate in a regional advertising cooperative, in which case all or part of this fee will be paid to the cooperative. To date, participation has not been required. If a cooperative were to be established, the cooperative would determine the amount of the fee.

         (3)<F3> Upon 30 days written notice to franchisees, we may provide a showroom in the franchisees' metropolitan or regional area for the franchisee to show the products and services provided by the franchisees. In that case, the franchisees will be billed for its pro-rata rental fee, not to exceed $150 per month.

         (4)<F4> Central telephone service is available in some areas in some states. With central telephone service, one telephone number is used for all franchisees in the service area. The provider's software routes each call to the appropriate franchisee for the caller's location. The fee imposed by the provider of this service is split among the franchisees in the service area.

          (5)<F5> Payable to third parties that provide goods or services to the franchisee.


          (6)<F6> The training fee for each additional person the franchisee sends to basic training at any time is $250.

                                       24


----------------------------------------------------------------------------------------------------------------------------
TYPE OF FEE OR EXPENSE             AMOUNT                         DUE DATE                     REMARKS
----------------------------------------------------------------------------------------------------------------------------
Mandatory meetings and             Varies - We estimate that      As incurred                  No more than 1 mandatory
additional mandatory               the cost per person for                                     meeting/training program
training(5)<F5>                    travel, lodging and meals                                   will be scheduled each
                                   to attend a one-day                                         year.  No attendance fee
                                   meeting will be $20 to                                      is charged by us, but the
                                   $600.  The actual cost for                                  franchisee pays the cost
                                   each person may be higher                                   of travel, lodging and
                                   or lower depending upon                                     meals.(7)<F7>
                                   the distance traveled, the
                                   meals and lodging
                                   selected, and the length
                                   of the meetings.
----------------------------------------------------------------------------------------------------------------------------
Optional training(1)<F1>,          Varies(8)<F8> - We estimate    2 weeks prior to beginning   We may, but are not
(5)<F5>                            that the cost person for       of training                  required to, offer
                                   travel, lodging and meals                                   optional training programs
                                   to attend a one-day                                         that the franchisee may
                                   optional training program                                   attend.
                                   will be $20 to $600 (plus
                                   the program fee).  The
                                   actual cost for each
                                   person may be higher or
                                   lower depending upon the
                                   distance traveled, the
                                   meals and lodging
                                   selected, and the length
                                   of the training program.
----------------------------------------------------------------------------------------------------------------------------
Product sample updates             Varies(9)<F9>                  As incurred                  Note 9
----------------------------------------------------------------------------------------------------------------------------
Technology fee(1)<F1>              $75 per month; subject to      Monthly, as billed.  As of   This fee may be assessed
                                   an annual increase at our      the date of this             by us for website and
                                   sole determination, but        prospectus, we do not        e-mail hosting by us, for
                                   not more than 10% per year.    charge this fee, but may     future web-based system
                                                                  do so upon at least 30       integration, and for other
                                                                  days prior written notice    technology related
                                                                  to the franchisee.           services.
----------------------------------------------------------------------------------------------------------------------------

--------------------------

          (7)<F7> If a franchisee fails to attend a mandatory meeting that is designated by us as an annual meeting, we may, at our sole determination, require the franchisee to pay a $500 missed annual meeting fee, which fee will be due within 30 days of notice by us to the franchisee.

         (8)<F8> We will charge a fee for this training, which fee will depend on the training provided. The franchisee will also be responsible for paying for his/her travel, lodging, and meals.

          (9)<F9> The amount can vary widely from one year to the next, but currently the amount is estimated to be from $600 to $1,000 per year. As of the date of this prospectus, all updates are optional, but we may in the future mandate that the franchisee purchase certain updates.


                                       25

----------------------------------------------------------------------------------------------------------------------------
TYPE OF FEE OR EXPENSE             AMOUNT                         DUE DATE                     REMARKS
----------------------------------------------------------------------------------------------------------------------------
Transfer/training fee(1)<F1>       The transfer fee is $7,000     Prior to completing the      Payable upon transfer of
                                   plus any brokerage             transfer                     the franchise.  No charge
                                   commissions, finder's fees                                  if the franchisee
                                   or similar charges that we                                  transfers to a business
                                   are required to pay to any                                  entity that it controls.
                                   third party that is not an
                                   affiliate of ours.  The
                                   training fee is $1,000.
                                   (10).<F10>
----------------------------------------------------------------------------------------------------------------------------
Audit(1)<F1>                       Cost of audit and              Immediately upon billing     Payable only if audit
                                   underpayment amount, plus                                   shows an understatement of
                                   interest.                                                   at least 2% of gross sales
                                                                                               for any month.
----------------------------------------------------------------------------------------------------------------------------
Credit/debit card                  Varies - We charge 3% of       As incurred                  Note (11)<F11>
authorization and                  the amount of the debit or
administrative fee(1)<F1>          credit.
----------------------------------------------------------------------------------------------------------------------------
Insufficient funds fee(1)<F1>      Varies                         As incurred                  Note (12)<F12>
----------------------------------------------------------------------------------------------------------------------------
Insurance(5)                       Varies - Insurance in          Varies                       Franchisee must obtain our
                                   Denver costs about $50 per                                  approval of insurance
                                   month.  The franchisee's                                    carrier.  We have
                                   cost may be higher or                                       appointed an approved
                                   lower, depending upon its                                   carrier and established
                                   location and the insurance                                  minimum required covered
                                   carrier selected                                            amounts.
----------------------------------------------------------------------------------------------------------------------------
Indemnification                    Varies - The franchisee        Varies                       The franchisee must
                                   will pay the amount of the                                  reimburse us for any
                                   liability assessed against                                  liability and costs
                                   us plus the expenses                                        incurred by us by reason
                                   incurred in defending us.                                   of the franchisees or our
                                                                                               operation of the business
                                                                                               on the franchisee's behalf.
----------------------------------------------------------------------------------------------------------------------------

         Franchisees place all orders for products with us. We in turn place them with our vendors. Finished products are shipped to our franchisees, but billed to us, generally on terms of net 30 days. Terms of payment with our franchisees are net 15 days. We believe that this arrangement results in quality control of the products being sold to the customer and provides us with a way to monitor our franchisees' operations. In addition, franchisees commencing business do not have to identify and establish accounts with product vendors.

         We believe the advantages to our franchisees are the following:

             o  Start-up costs are $75,000 - $80,000.
             o The franchisee does not have to have any industry-specific knowledge or prior experience.

-------------------------

          (10)<F10> The transferee pays all travel, food, and lodging expenses to attend training. However, if the transferee is an existing V2K franchisee who has successfully completed basic training, we may waive the requirement that the transferee pay this fee and attend basic training.

          (11)<F11> If the franchisee is more than 10 days late for payment of any fees, we may, upon 48 hours notice to the franchisee by facsimile, activate a direct charge to the franchisee's credit or debit card for the fee, and bill the franchisee for any costs incurred by us in administering this program.

         (12)<F12> If any check the franchisee sends to us is returned to us by a financial institution (or other entity), or if we cannot charge the franchisee's credit or debit card for the full amount owed to us (in accordance with Note 11 above), because of insufficient funds, the account being closed or otherwise, we may charge the franchisee a fee of the lesser of $20, or the highest rate permitted by applicable law.


             o  We provide the franchisee with extensive training and support.
             o The franchisee has no inventory to purchase or maintain, no receivables, and minimal general and administrative expenses.
             o  The franchisee receives a complete business start up package.
             o Our software product allows franchisees to set themselves apart from the way others in the industry do business. To the best of our knowledge and information there is no software product currently on the market that is comparable with that of V2K.
             o Our software product provides franchisees with a marketing advantage. Customers can determine what a treatment will look like on their windows before they purchase.
             o Our software product provides franchisees with a sales and closing advantage. Our franchisees can stay with a customer until that customer is satisfied. Our franchisees do not have to check back with a workroom to calculate pricing.
             o Our software product enables franchisees to administrate the sale of window treatments more efficiently and accurately than others in the industry.

         Our management believes that it takes the average franchisee two years to establish its franchise business. At September 30, 2006, approximately 60% of our franchisees had been in business for two years or longer, as compared to September 30, 2005, at which approximately 37% of our franchisees had been in business for two years or longer. Our franchisee retention rates were 96% and 94% for the year ended September 30, 2006 and nine months ended September 30, 2005, respectively.

         We also propose to sell domestic and international license agreements for the use of our software to a limited number of major retailers who have shown interest in our system both domestically and internationally. It is envisioned that our license agreements will include a one-time license fee and a monthly royalty or user fee. As of the date of this prospectus, we have entered into discussions and letters of intent with interested parties, but have not entered into any corporate license agreements or license agreements in related fields.

MANUFACTURING AND SOURCING

         Franchisees submit all purchase orders to us. We place the orders for the products with a number of vendors, including our own workroom for the manufacture of soft items. We acquired V2K Manufacturing, formerly Drapery Workroom by TLC, Inc., in order to have more control over the quality of the soft good products.

         For the year ended September 30, 2006 and the nine months ended September 30, 2005, approximately 68% and 73%, respectively, of materials and supplies were acquired from three major vendors (Lafayette Venetian Blind, Inc., Krohn's Coverings, Inc., and DSC Window Fashions), with the largest vendor, Lafayette Venetian Blind, Inc., representing 34% and 47%, respectively, of the total. The related accounts payable to the largest vendor was approximately $309,900 as of September 30, 2006 and $146,800 as of September 30, 2005. We believe that if we were to lose any of these vendors, we could replace the vendor(s) with others who provide the same materials and supplies. However, we could incur disruption of processing orders from franchisees while transitioning from one vendor to another and this could negatively impact our business.

TRADEMARKS AND COPYRIGHTS

         We have registered our "V2K" logo with the United States Patent and Trademark office. The registration date is April 9, 2002, and our registration number is 2,559,601, for Computer Software and Business Services. We also registered the logo for Retail Store Services and Design for Others of Window Coverings and Treatments on March 29, 2005, registration number 2,935,943.

         We are the owner of the V2K Window Fashions software, which is copyrighted with Certificate of Registration No. TX5200930, effective date noted as February 29, 2000.

         We have received a patent pending status on our new three-dimensional technology. The patent pending number is 11/030445.

RESEARCH AND DEVELOPMENT

         We incurred research and development expenses of $433,201 for the year ended September 30, 2006 and $308,648 for the nine months ended September 30, 2005.

COMPETITION

         We assess our competitive conditions as follows:

             o We compete against other companies that offer franchise opportunities. There are numerous franchise and business opportunities offered by others in all industries.

             o We compete against other companies in the window fashion industry and others offering window fashions. As described above, the market for window fashions is fragmented. We compete with many different types of retailers that sell many or most of the items sold by us, including department stores, mass merchandisers, mail order, specialty retail stores, and other retailers. In some cases these competitors have substantially greater financial and other resources than us, including, in some cases, more profitable retail economics or better name recognition.

         Budget Blinds appears to be our closest competitor, in the sense that it is engaged in the window covering industry, and offers franchises. Also, a few other companies are starting to offer custom window treatments.

         We are aware of three other companies that offer a software product having some of the functions of our proprietary software:

             o DreamDraper(R) by Evan Marsh Designs, Inc. is an application that a designer can use to create a visual two-dimensional representation. DreamDraper(R) comes with hundreds of static two-dimensional line drawing graphics of windows and window treatments. The designer can go to the catalog of two-dimensional line drawing pieces and manually create a representation of the window and window treatments utilizing the Microsoft PowerPoint application. DreamDraper(R) has no integrated pricing component. However, it did come out with a quick quote system recently, but the two systems are independent of each other.

             o Minutes Matter is very similar to DreamDraper(R) in that it is used by designers to create a representation of windows and window treatments. Minutes Matter does not rely on Microsoft PowerPoint, but has its own design environment. It has a catalog of hundreds of static two-dimensional line drawing pieces that the user chooses from and then manually assembles the window and window treatments. Minute Matters does not have a pricing component.

             o Solatech, Inc. has introduced a software product similar in some ways to V2K's. Solatech is a two-dimensional photo rendering software that has very limited soft goods capability, with no scaling or visuals that represent what the product selection will look like in the customer's home.

         We cannot assure you that additional competitors will not enter our line of business. Increased competition by existing or future competitors, resulting in our having to reduce prices in an effort to gain or retain market share, could result in reductions in our sales and profitability, which could have a material adverse effect on our business and financial condition.

GOVERNMENT REGULATION

         To offer and sell franchises, we must comply with the rules and regulations of the Federal Trade Commission, as well as the laws of the states in which offers and sales are made. The Federal Trade Commission franchise rule requires that we furnish potential franchisees with written disclosures containing information about the franchised business, the franchise relationship, and us. We have made these disclosures by following the Uniform Franchise Offering Circular Guidelines prepared by state franchise law officials. We must provide a potential franchisee with the written disclosures upon the earlier of (1) the first personal meeting with the prospective purchaser; (2) ten business days before signing any binding agreement; or (3) ten business days before any payment to us.

         The Federal Trade Commission does not review or approve any disclosures, advertising, or agreements. However, 15 states have franchise investment laws that require us to provide pre-sale disclosures. Of the 15 states, 13 treat the sale of a franchise like the sale of a security and generally prohibit the offer or sale of a franchise within their state until a franchise offering circular has been filed with, and registered by, the designated state agency. We estimate that the registration renewal fees to maintain compliance with such state laws costs us approximately $7,500 per year.

EMPLOYEES


         We had 41 full-time and 5 part-time employees as of March 31, 2007.


FACILITIES

         Our principal offices are located at 1127 Auraria Parkway, Suite 204, Denver, Colorado 80204. We lease approximately 4,000 square feet under a five-year lease that commenced September 15, 2002.

         Our workroom facilities are located at 785 Jason Street, Denver, Colorado. We lease approximately 6,000 square feet under a three-year lease that commenced February 15, 2004 and extends through May 31, 2007, with an option to extend to August 31, 2007. We currently pay rent of $3,425 per month.

         We are currently looking for new office space in the Denver metropolitan area that would house both our corporate offices and workroom facilities.

LEGAL PROCEEDINGS

         There are no legal proceedings pending and, to the best of our knowledge, there are no legal proceedings contemplated or threatened that are deemed material to us or our business.


                                   MANAGEMENT

OFFICERS, DIRECTORS AND KEY EMPLOYEES

         Our officers, directors and key employees are as follows:
NAME                           AGE       POSITION

Victor J. Yosha                 60       President, Chief Executive Officer, and
                                         Director

Gordon E. Beckstead             70       Chairman of the Board of Directors and
                                         Treasurer

Samuel Smith                    40       Vice President

Jerry A. Kukuchka               40       Chief Financial Officer

R. J. Wittenbrink               71       Secretary, General Counsel and Director

Tom Grimm                       61       Director

Carlyle Griffin                 62       Director

         The term of office of each director ends at the next annual meeting of our shareholders or when such director's successor is elected and qualifies. The term of office of each officer ends at the next annual meeting of our board of directors, expected to take place immediately after the next annual meeting of shareholders, or when such officer's successor is elected and qualifies. Our last annual meeting of shareholders was held on September 21, 2005 in Lakewood, Colorado.

         VICTOR J. YOSHA has been our president and chief executive officer and a director since the inception of V2K Window Fashions in July 1996. From 1994 to 1999, Mr. Yosha served initially as a consultant to, and later as the chief executive officer of, Pictures and Prices Corporation, a private corporation owned and controlled by Robert and Lynda Leo. Pictures and Prices Corporation developed and distributed proprietary software technology for the window fashion industry. From 1988 to 1994, Mr. Yosha and was president and chairman of Seattle Office Systems, Inc., a company which he co-founded to sell and service office equipment. Seattle Office Systems eventually grew to 80 employees with revenues in excess of $6,000,000 annually and was sold to a company now known as Danka Business Systems PLC. In 1970, Mr. Yosha co-founded American Office Equipment Company, Denver, Colorado, which sold and serviced office equipment. He was president of that company until 1987. That company eventually grew to 300 employees with annual revenues in excess of $25,000,000 and was one of the largest distributors of Minolta Copier products in the world.

         GORDON E. BECKSTEAD has been our chairman of the board of directors since May 2001. He has been a business consultant since December 1984, providing financing and management advice. From June 1984 to December 1986, Mr. Beckstead was the chairman of ATE, Inc., a long distance reseller based in Las Vegas, Nevada, with operations in Nevada, Idaho, Washington, and California. In addition, he was a director of Citizens National Bank of Boise, Idaho, from April 1981 to December 1986. From 1977 to 1984, Mr. Beckstead was a partner in an accounting firm which he founded. Prior to 1977 he was a partner in the international accounting firm then known as Deloitte Haskins & Sells. He received a bachelor's degree from Utah State University in 1959.

         SAMUEL SMITH has been our vice president since March 2006. From November 2001 to March 2006, he was our chief financial officer. Mr. Smith came to us in November 2001 from the Horizons Real Estate Group, where he concentrated on brokering commercial loans, strategic planning, and website development. From 1997 to 2000, Mr. Smith owned and operated a small business consulting firm that specialized in writing business plans and financing proposals for start-up entities. Mr. Smith received his bachelor's degrees in economics and political science from Middlebury College in 1988, and an MBA from the Johnson Graduate School of Management at Cornell University in 1996.


         JERRY A. KUKUCHKA, CPA, became our chief financial officer in March 2006. From August 2004 to January 2006, he was the director of accounting for LMC Resources, Inc., Denver, Colorado, a human resources outsourcing company with approximately 4,000 employees in 35 states. Mr. Kukuchka provided consulting services in the areas of accounting and internal control documentation as an independent contractor from March 2004 to August 2004. From June 1998 to February 2004, he was the VP Finance for PW Eagle (formerly Extrusion Technologies, Inc.), Denver, Colorado, where he was responsible for all financial reporting functions, budgeting, forecasting, and tax compliance requirements for a PVC pipe manufacturer with 3 plants and 300 employees. He was the regional controller for Pinon Management, Inc., Lakewood, Colorado, from February 1997 to March 1998. This company operated four nursing homes in the Denver area and had over 300 employees. Mr. Kukuchka worked for a Denver area public accounting firm from October 1992 to June 1996. He is a member of the Colorado Society of Certified Public Accountants and graduated from Metropolitan State College in 1989 with a bachelor's degree in accounting.


         R. J. WITTENBRINK has been our secretary and general counsel since our inception and a director since April 1997. Mr. Wittenbrink has been practicing law in the Denver, Colorado area since 1963. During the last 25 years, he has concentrated both as an attorney and principal in the formation and operation of small business and real estate development. Mr. Wittenbrink received a bachelor's degree from St. Louis University in 1959 and a juris doctor law degree from the University of Denver in 1963.

         TOM GRIMM has been a director since March 2006, and the owner of a V2K Window Fashions franchise since May 2004. Mr. Grimm currently sits on the Board of Directors of Naartjie children's clothing store, and from March 2003 to March 2006 was the Chairman of the Board of Governors for Operation Smile. From October 1998 to September 2002 he was Executive Vice President of Wal-Mart Stores, Inc. and President and CEO of Sam's Club. Prior to that Mr. Grimm served as President and CEO of the Pace Warehouse Club Division of Kmart Stores, Inc. in Denver, Colorado, and was the founder, President and CEO of Price Savers Wholesale Warehouse, Inc. in Salt Lake City, Utah. Mr. Grimm is a graduate of Weber State University in Ogden, Utah.

         CARLYLE GRIFFIN has been a director since October 2006. Since his "retirement" in 1999, Mr. Griffin has started his own consulting firm and remains active in the business community. During a thirty-one year career at

IBM he held numerous marketing and marketing management positions, and managed a multi-state area for IBM Credit Corporation. Mr. Griffin received his Bachelor of Science degree in Business Management from Penn State University in 1966, and an MBA from Penn Sate University in 1968.

         No other directorships are held by each director in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any company registered as an investment company, under the Investment Company Act of 1940.

         Messrs. Yosha and Beckstead may be deemed to be organizers and "control persons" of the Company, as those terms are in defined in the Securities Act of 1933.

DIRECTOR INDEPENDENCE

         As of the date of this prospectus, our common stock does not trade in any market. As such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent. Since we are not currently subject to corporate governance standards relating to the independence of our directors, we choose to define an "independent" director in accordance with the NASDAQ Global Market's requirements for independent directors (NASDAQ Marketplace Rule 4200). The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company.

          Tom Grimm and Carlyle Griffin are considered independent directors under the above definition. We do not list that definition on our Internet website.

CONFLICTS OF INTEREST

         Our two non-officer directors, Tom Grimm and Carlyle Griffin, are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as directors of our company. While these directors are engaged in other business activities, we anticipate that such activities will not interfere in any significant fashion with the affairs of our business, in terms of having adequate time to devote to the business of the company. Messrs. Grimm and Carlyle devote less than 10% of their working in their roles as directors. All of our officers devote 100% of their working time to V2K.

         Our officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to us. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

         Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.


                             EXECUTIVE COMPENSATION

         The table below sets forth information the remuneration of our chief executive officer during our last two completed fiscal years (nine months ended September 30, 2005 and year ended September 30, 2006). There were no executive officers whose total annual salary and bonus equaled or exceeded $100,000.

                                       SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------------
                                                                            NON-EQUITY  NONQUALIFIED
                                                                             INCENTIVE    DEFERRED
   NAME AND                                        STOCK      OPTION           PLAN      COMPENSA-    ALL OTHER
   PRINCIPAL               SALARY                  AWARDS     AWARDS         COMPENSA-     TION       COMPENSA-
   POSITION       YEAR       ($)     BONUS ($)      ($)         ($)           TION ($)  EARNINGS ($)   TION ($)      TOTAL ($)
-------------------------------------------------------------------------------------------------------------------------------
   Victor J.      2006     60,000       -0-         -0-      37,454 (1)<F1>     -0-        -0-           -0-            97,454
    Yosha,        2005     45,000       -0-         -0-      28,010 (1)<F1>                                             73,010
 President and
      CEO
-------------------------------------------------------------------------------------------------------------------------------
-----------------------

(1)<F1> The options were valued using the Black-Scholes stock option pricing model with the following assumptions used:
            o   Expected option life-years: 3.00 - 7.50
            o   Risk-free interest rate: 5.125%
            o   Dividend yield: 0
            o   Volatility:  0.28

         Mr. Yosha was originally granted options to purchase 6,500,000 shares by V2K Window Fashions in July 2004. Upon the reorganization of V2K Window Fashions into V2K International in April 2006, these options were replaced with options to purchase common stock of V2K International on comparable terms. At the time of the replacement, options to purchase 2,500,000 shares had vested, options to purchase 2,000,000 shares vested in July 2006, and options to purchase 2,000,000 shares will vest in July 2007.

         We granted Mr. Yosha options to purchase 50,000 shares at $0.20 per share in May 2006 for his service as a director. These options vest in May 2007 and are exercisable until May 2011. In June 2006, we granted Mr. Yosha options to purchase 1,000,000 shares at $0.20 per share. One-third of these options vest annually beginning June 2007 and are exercisable until June 2011.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
-----------------------------------------------------------------------------------------------------------------------------
                              OPTION AWARDS                                               STOCK AWARDS
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                      EQUITY
                                                                                                     INCENTIVE
                                                                                                       PLAN      EQUITY
                                                                                                      AWARDS:   INCENTIVE
                                                                                                      NUMBER      PLAN
                                                                                                        0F       AWARDS:
                                              EQUITY                                                 UNEARNED  MARKET OR
                                             INCENTIVE                                                SHARES,    PAYOUT
                                               PLAN                              NUMBER     MARKED     UNITS    VALUE OF
                                              AWARDS:                              OF      VALUE OF     OR      UNEARNED
             NUMBER OF                       NUMBER OF                           SHARES     SHARES     OTHER     SHARES,
            SECURITIES     NUMBER OF         SECURITIES                         OR UNITS   OR UNITS   RIGHTS    UNITS OR
            UNDERLYING    SECURITIES        UNDERLYING                          OF STOCK   OF STOCK    THAT      OTHER
            UNEXERCISED   UNDERLYING        UNEXERCISED                           THAT       THAT      HAVE      RIGHTS
              OPTIONS     UNEXERCISED        UNEARNED     OPTION      OPTION    HAVE NOT   HAVE NOT     NOT     THAT HAVE
                (#)       OPTIONS (#)        OPTIONS     EXERCISE   EXPIRATION   VESTED     VESTED     VESTED   NOT VESTED
NAME        EXERCISABLE  UNEXERCISABLE         (#)       PRICE ($)     DATE        (#)        ($)       (#)        (#)
-----------------------------------------------------------------------------------------------------------------------------
Victor J.    4,500,000   2,000,000 (1)<F1>     -0-        0.05      07/09/2014     N/A        N/A       N/A        N/A-
Yosha           -0-       50,000 (2)<F2>       -0-        0.20      05/02/2011
                -0-      1,000,000 (3)<F3>     -0-        0.20      06/30/2011
-----------------------------------------------------------------------------------------------------------------------------
-----------------------

(1)<F1>  These options vest on July 9, 2007.
(2)<F2>  These options vest on May 2, 2007.
(3)<F3> One-third of these options vest on June 30, 2007, one-third vests on June 30, 2008, and the remaining third vests on June 30, 2009.

COMPENSATION OF DIRECTORS

         Each of our non-employee directors receives reimbursement for expenses of attendance for each scheduled meeting that requires physical attendance.

         Compensation for our directors for our last completed fiscal year is set forth below, with the exception of Victor J. Yosha, whose compensation has been disclosed above.

                              DIRECTOR COMPENSATION
------------------------------------------------------------------------------------------------------------------------
                                                                NON-EQUITY
                                                                INCENTIVE    NON-QUALIFIED
                  FEES EARNED                                      PLAN        DEFERRED       ALL OTHER
                  OR PAID IN       STOCK         OPTION        COMPENSATION  COMPENSATION   COMPENSATION
NAME               CASH ($)      AWARDS ($)    AWARDS ($)          ($)       EARNINGS ($)        ($)        TOTAL ($0)
------------------------------------------------------------------------------------------------------------------------
Gordon E.             -0-           -0-        54,923 (1)<F1>      -0-            -0-            -0-          54,923
Beckstead
------------------------------------------------------------------------------------------------------------------------
Carlyle Griffin       -0-           -0-         8,750 (2)<F2>      -0-            -0-            -0-          8,750
------------------------------------------------------------------------------------------------------------------------
Tom Grimm             -0-           -0-         1,074 (3)<F3>      -0-            -0-            -0-          1,074
------------------------------------------------------------------------------------------------------------------------
R.J.                  -0-           -0-         11,574(4)<F4>      -0-            -0-            -0-          11,574
Wittenbrink
------------------------------------------------------------------------------------------------------------------------
-------------------

(1)<F1> Mr. Beckstead was originally granted options to purchase 7,000,000 shares by V2K Window Fashions in July 2004. Upon the reorganization of V2K Window Fashions into V2K International in April 2006, these options were replaced with options to purchase common stock of V2K International on comparable terms. At the time of the replacement, options to purchase 2,666,670 shares had vested, options to purchase 2,166,670 shares vested in July 2006, and options to purchase 2,166,660 shares will vest in July 2007. These options are exercisable at $0.05 per share until July 9, 2014. We granted Mr. Beckstead options to purchase 50,000 shares at $0.20 per share in May 2006 for his service as a director. These options vest on May 2, 2007 and are exercisable until May 2, 2011. On June 30, 2006, we granted Mr. Beckstead options to purchase 1,000,000 shares at $0.20 per share. One-third of these options vest annually beginning June 30, 2007 and are exercisable until June 30, 2011.

(2)<F2> Mr. Griffin was originally granted options to purchase 1,250,000 shares by V2K Window Fashions in July 2004. Upon the reorganization of V2K Window Fashions into V2K International in April 2006, these options were replaced with options to purchase common stock of V2K International on comparable terms. At the time of the replacement, options to purchase 416,670 shares had vested, options to purchase 416,670 shares vested in July 2006, and options to purchase 416,660 shares will vest in July 2007. These options are exercisable at $0.05 per share until July 9, 2014.

(3)<F3> We granted Mr. Grimm options to purchase 50,000 shares at $0.20 per share on May 2, 2006 for his service as a director. These options vest on May 2, 2007 and are exercisable until May 2, 2011.

(4)<F4> Mr. Wittenbrink was originally granted options to purchase 1,500,000 shares by V2K Window Fashions in July 2004. Upon the reorganization of V2K Window Fashions into V2K International in April 2006, these options were replaced with options to purchase common stock of V2K International on comparable terms. At the time of the replacement, options to purchase 500,000 shares had vested, options to purchase 500,000 shares vested in July 2006, and options to purchase 500,000 shares will vest in July 2007. These options are exercisable at $0.05 per share until July 9, 2014. We granted Mr. Wittenbrink options to purchase 50,000 shares at $0.20 per share in May 2006 for his service as a director. These options vest on May 2, 2007 and are exercisable until May 2, 2011.

EMPLOYMENT AGREEMENTS

         We do not have employment agreements with any of our executive officers.

STOCK OPTION PLAN

         Our shareholders adopted the 2006 Stock Option Plan on March 31, 2006 that permits the granting of options to purchase up to 30,000,000 shares. Options may be granted to officers, directors, employees, and consultants on a case-by-case basis. This Plan will remain in effect until it is terminated by the board of directors or, if so appointed by the board, a committee of two or more disinterested directors administering the Plan, except that no incentive stock option will be granted after March 31, 2016.

         The 2006 Stock Option Plan is intended to (i) encourage ownership of shares by our employees and directors of and certain consultants to the company;
(ii) induce them to work for the benefit of the company; and (iii) provide additional incentive for such persons to promote the success of the company.

         The board of directors or committee may amend, suspend or discontinue the Plan at any time or from time to time; provided that no action of the board will cause incentive stock options granted under this Plan not to comply with
Section 422 of the Internal Revenue Code unless the board specifically declares such action to be made for that purpose and provided further that without the approval of our shareholders, no such action may: (i) materially increase the maximum aggregate number of shares that may be issued under options granted pursuant to the Plan, (ii) materially increase the benefits accruing to Plan participants, or (iii) materially modify eligibility requirements for the participants. Moreover, no such action may alter or impair any option previously granted under the Plan without the consent of the holder of such option.

         The Plan contains provisions for proportionate adjustment of the number of shares for outstanding options and the option price per share in the event of stock dividends, recapitalizations, stock splits or combinations.

         Each option granted under the Plan will be evidenced by a written option agreement between us and the optionee. The option price of any incentive stock option or non-qualified option may be not less than 100% of the fair market value per share on the date of grant of the option; provided, however, that any incentive stock option granted to a person owning more than ten percent of the total combined voting power of the common stock will have an option price of not less than 110% of the fair market value per share on the date of grant. "Fair Market Value" per share as of a particular date is defined in the Plan as the closing price of our common stock as reported on a national securities exchange or the last transaction price on the reporting system or, if none, the average of the closing bid and asked prices of our common stock in the over-the-counter market or, if such quotations are unavailable, the value determined by the board in its discretion in good faith.

         The exercise period of incentive stock options or non-qualified options granted under the Plan may not exceed ten years from the date of grant thereof. Incentive stock options granted to a person owning more than ten percent of the total combined voting power of our common stock will be for no more than five years.

         To exercise an option, the optionee must pay the full exercise price in cash, by check or such other legal consideration as may be approved by the Committee. Such other consideration may consist of shares of common stock having a fair market value equal to the option price, cashless exercise, a personal recourse note, or in a combination of cash, shares, cashless exercise and a note, subject to approval of the Committee.

         An option may not be exercised unless the optionee then is an employee, consultant, officer, or director of our company or its subsidiaries, and unless the optionee has remained continuously as an employee, consultant, officer, or director of our company since the date of grant of the option. If the optionee ceases to be an employee, consultant, officer, or director of our company or its subsidiaries other than by reason of death, disability, or for cause, all options granted to such optionee, fully vested to such optionee but not yet exercised, will terminate three months after the date the optionee ceases to be an employee, consultant, officer or director of our company.

         If the employee is terminated "for cause" (as that term is defined in the Plan), such employee's options will terminate immediately on the date the optionee ceases employment or association.

         If an optionee dies while an employee, consultant, officer or director of our company, or if the optionee's employment, consultant, officer, or director status terminates by reason of disability, all options theretofore granted to such optionee, whether or not otherwise exercisable, unless earlier terminated in accordance with their terms, may be exercised at any time within one year after the date of death or disability of said optionee, by the optionee or by the optionee's estate or by a person who acquired the right to exercise such options by bequest or inheritance or otherwise by reason of the death or disability of the optionee.


         As of March 31, 2007, 28,075,110 options were outstanding under the Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides certain information as to our officers and directors individually and as a group, and the holders of more than 5% of our common stock, as of January 31, 2007.

                                                               AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP          PERCENT OF CLASS (1)<F1>
------------------------------------                           --------------------          --------------------

Victor J. Yosha                                                    9,650,480 (2)<F2>                26.9%
1127 Auraria Parkway, Suite 204
Denver, Colorado 80204

Gordon E. Beckstead                                                9,590,960 (3)<F3>                26.5%
1127 Auraria Parkway, Suite 204
Denver, Colorado 80204

Robert & Lynda Leo                                                 4,683,020 (4)<F4>                14.4%
1127 Auraria Parkway, Suite 204
Denver, Colorado 80204

James Blyth                                                          4,000,000                      12.8%
3131 Soco Road
Maggie Valley, North Carolina 28751

R.J. Wittenbrink                                                   3,515,040 (5)<F5>                10.9%
1127 Auraria Parkway, Suite 204
Denver, Colorado 80204

Lea Blohm                                                          2,060,535 (6)<F6>                 6.6%
P.O. Box 3740
Parker, Colorado 80134

Carlyle Griffin                                                    1,668,060 (7)<F7>                 5.2%
1127 Auraria Parkway, Suite 204
Denver, Colorado 80204

Sam Smith                                                           620,860 (8)<F8>                  2.0%
1127 Auraria Parkway, Suite 204
Denver, Colorado 80204

Tom Grimm                                                            500,000 (9)<F9>                 1.6%
1895 Stone Hollow Drive
Bountiful, Utah 84010

Jerry A. Kukuchka                                                   100,000 (10)<F10>                0.3%
1127 Auraria Parkway, Suite 204
Denver, Colorado 80204

All officers and directors as a group  (7 persons)                25,645,400 (11)<F11>              58.4%
------------------

(1)<F1> Where persons listed on this table have the right to obtain additional shares of common stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from March 31, 2007, these additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person. Percentages are based on 31,147,336 shares outstanding.



                                       35


(2)<F2> Includes 4,500,000 shares issuable upon the exercise of vested stock options and 250,000 shares issuable upon the exercise of warrants.

(3)<F3> Includes 4,833,340 shares issuable upon exercise of vested stock options and 250,000 shares issuable upon exercise of warrants.

(4)<F4>  Includes 1,333,340 shares issuable upon vested stock options.

(5)<F5> Includes 1,000,000 shares issuable upon the exercise of vested stock options and 250,000 shares issuable upon the exercise of warrants.

(6)<F6>  Includes 250,000 shares issuable upon exercise of warrants.

(7)<F7>  Includes 833,340 shares issuable upon exercise of vested stock options.

(8)<F8> Includes 550,860 shares issuable upon exercise vested stock options and 25,000 shares issuable upon the exercise of warrants.

(9)<F9>  Includes 250,000 shares issuable upon exercise of warrants.

(10)<F10>Includes 50,000 shares issuable upon exercise of warrants.

(11)<F11>Includes 11,717,540 shares issuable upon exercise of vested stock options and 1,075,000 shares upon the exercise of warrants.

CHANGES IN CONTROL

         There are no agreements known to management that may result in a change of control of our company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         None of our present directors, officers or principal shareholders, nor any family member of the foregoing, nor, to the best of our information and belief, any of our former directors, officers or principal shareholders, nor any family member of such former directors, officers or principal shareholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect us.


         PROMOTERS AND ORGANIZERS. James Blyth may be deemed to be a "promoter," as that term is defined in the rules and regulations of the Securities and Exchange Commission. We issued Mr. Blyth 4,000,000 shares of common stock upon the incorporation of V2K International, Inc. in March 2006 in consideration for $4,000.



         Gordon Beckstead and Victor J. Yosha may be deemed to be the organizers of V2K International, Inc. due to their role in organizing the business of the company and control persons due to their ownership of a significant percentage of voting securities. Messrs. Beckstead and Yosha, together with all of the other shareholders of V2K Window Fashions, Inc., received 35 shares of V2K International common stock for every share of V2K Window Fashions preferred stock and 10 shares of V2K International common stock for every share of V2K Window Fashions common stock owned by them in April 2006 when V2K International acquired V2K Window Fashions. In addition, they, together with all of the other holders of stock options in V2K Window Fashions, received replacement stock options from V2K International in this acquisition transaction. Other transactions between us and Messrs. Beckstead and/or Yosha are described below.



         CONVERTIBLE DEBENTURES. In February 2005, Gordon Beckstead, an officer, director and principal shareholder, and one of our shareholders each loaned us $50,000 pursuant to the terms of a three-year convertible promissory note. Interest accrues at the rate of one percent plus the prime rate as announced in the WALL STREET JOURNAL and is paid quarterly. We paid Mr. Beckstead interest of $2,312, $4,438 and $2,361 for the six months ended March 31, 2007, year ended September 30, 2006 and nine months ended September 30, 2005, respectively. The holders had the right to convert the notes at any time into shares of common stock at a price of $0.20 per share. We agreed to register the shares issuable upon conversion in this registration statement of which this prospectus is a part. On January 31, 2007, Mr. Beckstead and the other lender each converted their debentures into 250,000 shares of common stock. These shares are included in this registration statement of which this prospectus is a part.

         FRANCHISE. In July 2004, the board of directors of V2K Window Fashions granted Bob Leo, a founder, and at the time, an officer of V2K Window Fashions, an option to purchase a franchise for $10, as part of a proposed employee package. Mr. Leo exercised the option in August 2005. The amount of this benefit is estimated to be approximately $44,500.

         BRIDGE LOAN. In January 2006, Gordon Beckstead, Victor J. Yosha, and R.J. Wittenbrink each loaned us $25,000 as part of a bridge loan we obtained in the aggregate amount of $200,000. Messrs. Beckstead, Yosha and Wittenbrink are officer, directors, and principal shareholders of the company. Their loans were made on the same terms as those received from non-affiliated third party lenders. The associated loan agreement and promissory note called for quarterly interest payments in arrears at the rate of four percent plus the prime rate as published in the Money Rate Table of the Western Edition of the Wall Street Journal. Repayment of the promissory note was to commence upon the earlier of
(a) the completion of our private placement or (b) July 5, 2006. At the option of the lenders, at any time prior to consummation of the private placement, the lenders could convert all or any of the principal amounts into the securities on the same terms as those offered in the private placement. Upon the minimum portion of the private placement having been sold, the lenders were required to convert at least 50% of the note principal. In August 2006, all of the lenders entered into an amendment to the loan agreement and promissory note, whereby they agreed to convert the entire amount of the note immediately prior to the closing of the private placement, so long as the minimum offering was sold. We further agreed that if we had failed to close the private placement by January 5, 2007, we would repay half of the principal amount of the notes by January 31, 2007 and the remainder by applying $3,000 from the sale of each franchise until the notes were paid in full. Messrs. Beckstead, Yosha and Wittenbrink agreed to defer repayment of their loans until the non-affiliated lenders had been paid. In January 2007, all of the lenders extended the deadline for closing the private placement to January 31, 2007.

         Effective January 31, 2007, all of the lenders, including Messrs. Beckstead, Yosha, and Wittenbrink, converted their loans into securities on the same terms as those offered in our recent private placement. Each of Messrs. Beckstead, Yosha and Wittenbrink received 125,000 shares of common stock and warrants to purchase 125,000 shares of common stock. The warrants are exercisable at $0.50 per share until September 30, 2008. We granted registration rights with respect to all of the shares purchased in the private placement. Accordingly, the 125,000 shares issued to each of Messrs. Beckstead, Yosha and Wittenbrink are included in this registration statement of which this prospectus is a part.


         For the sixe months ended March 31, 2007 and the year ended September 30, 2006, we paid interest of $1,276 and $2,242 to each of Messrs. Beckstead, Yosha and Wittenbrink, respectively.


         We issued warrants to purchase an aggregate of 1,000,000 shares of common stock to all of the lenders when the loans were made. The warrants are exercisable at $0.30 per share and expire January 5, 2009. We granted piggyback registration rights (on a "best efforts" basis) with respect to the shares issuable upon exercise of these warrants. These shares are included in this registration statement of which this prospectus is a part.

         The table below summarizes the shares and warrants that were issued:

-------------------------------------------------------------------------------------------------------------------------
                                                      WARRANTS @ $0.30       SHARES ISSUED           WARRANTS @ $0.50
                                                         ISSUED WHEN         UPON CONVERSION           ISSUED UPON
      LENDER                  AMOUNT OF LOAN          LOANS WERE MADE*          OF LOAN*             CONVERSION OF LOAN
-------------------------------------------------------------------------------------------------------------------------
Gordon E. Beckstead               $25,000                 125,000               125,000                   125,000
-------------------------------------------------------------------------------------------------------------------------
Victor J. Yosha                   $25,000                 125,000               125,000                   125,000
-------------------------------------------------------------------------------------------------------------------------
Robert J. Wittenbrink             $25,000                 125,000               125,000                   125,000
-------------------------------------------------------------------------------------------------------------------------
George A. Johnson                 $50,000                 250,000               250,000                   250,000
-------------------------------------------------------------------------------------------------------------------------
John D. Kucera                    $25,000                 125,000               125,000                   125,000
-------------------------------------------------------------------------------------------------------------------------
Robert M. Nieder                  $50,000                 250,000               250,000                   250,000
-------------------------------------------------------------------------------------------------------------------------
------------------
*   Registered for resale in this prospectus

         FUTURE TRANSACTIONS. All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. A majority of the independent, disinterested members of our board of directors will approve future affiliated transactions.

                            DESCRIPTION OF SECURITIES

COMMON STOCK


         We are authorized to issue up to 100,000,000 shares of common stock, $0.001 par value per share. As of March 31, 2007, there were 31,147,336 shares of common stock outstanding, which were held of record by approximately 100 shareholders. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the shares voting are able to elect all of the directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the shareholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription of conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.


PREFERRED STOCK

         We are authorized to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share. There are no shares of preferred stock issued or outstanding. Our board of directors has the power to fix and determine the designations, rights, preferences, or other variations of each class or series within each class of capital stock of the company.

WARRANTS

         We have issued a total of 4,553,750 warrants exercisable to purchase an aggregate of 4,553,750 shares of our common stock for $0.50 per share through September 30, 2008, and 1,000,000 warrants exercisable to purchase an aggregate of 1,000,000 shares for $0.30 per share through January 5, 2009.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Computershare Trust Company, Inc. Its address is 350 Indiana Street, Suite 800, Golden, Colorado 80401, and its telephone number is (303) 262-0600.


                              SELLING SHAREHOLDERS

         This prospectus relates to the resale of 10,445,561 shares of common stock held by existing shareholders and 1,000,000 shares issuable upon the exercise of warrants. We are registering the shares in order to permit the selling shareholders to offer the shares of common stock for resale from time to time. The selling shareholders have not had any material relationship with us within the past three years, except as noted in the table below.


         Except for eight shareholders listed in the table, all of the shareholders purchased units from the company, each unit consisting of one share of common stock and one common stock purchase warrant, in a private placement from September 2006 to January 2007, at a price of $0.20 per unit. We relied upon the exemption from registration contained in Rule 506 of Regulation D, as the offering was made to no more than 35 non-accredited investors. We agreed to register the shares for resale. Six of the eight shareholders, Gordon E. Beckstead, George A. Johnson, John D. Kucera, Robert M. Nieder, Robert J. Wittenbrink, and Victor J. Yosha, converted their bridge loans to the company into units on the same terms as those offered in the private placement. Gordon
E. Beckstead and Glen Henglefelt each converted $50,000 of convertible debentures they held into shares of common stock at $0.20 per share. Mr. Henglefelt also purchased 250,000 units in the private placement. James Blyth and DeCh'in Partners LLC were the initial shareholders of the company at its inception. It is the view of the SEC that Mr. Blyth and DeCh'in Partners are underwriters and that Rule 144 is unavailable to them for their resale transactions. Accordingly, the resale of their shares is covered in this prospectus.

         The table below lists the selling shareholders and other information regarding the beneficial ownership of the common stock by the selling shareholders. The second column lists the number of shares of common stock held. The third column lists the shares of common stock being offered by this prospectus by the selling shareholders. We will file a prospectus supplement to name successors to any named selling shareholders who are able to use this prospectus to resell the shares.

                                                                                     OWNERSHIP AFTER OFFERING
                                                                                ------------------------------------
                                                 NUMBER OF
                                                    SHARES             NUMBER OF
                                              BENEFICIALLY                SHARES         NUMBER OF
                                                     OWNED        REGISTERED FOR            SHARES
NAME OF SELLING SHAREHOLDER                     (1)<F1>(2)<F2>            RESALE        (1)<F1>(2)<F2>       PERCENT
--------------------------------------------------------------------------------------------------------------------

A Room With A View Inc. (3)<F3>(4)<F4>             100,000                50,000            50,000                 *

Hester Auyeung (5)<F5>                              70,000                35,000            35,000                 *

Tai Auyeung (5)<F5>                                 60,000                30,000            30,000                 *

Tawny Auyeung (5)<F5>                               20,000                10,000            10,000                 *

Charles V. and Nancy S. Banwart (4)<F4>             20,000                10,000            10,000                 *

Gordon E. Beckstead (6)<F6>(7)<F7>               9,590,960               500,000         9,090,960             25.2%

Lea Blohm                                        1,810,535               250,000         1,560,535              5.0%

James Blyth                                      4,000,000             4,000,000                 -                 -

Lisa M. and John R. Bowers (4)<F4>                  50,000                25,000            25,000                 *

Joseph Cammarota (4)<F4>                            10,000                 5,000             5,000                 *

Malinda Cammisa (4)<F4>                             80,000                40,000            40,000                 *

Cynthia J. Carrillo (4)<F4>                         10,000                 5,000             5,000                 *

Sharon K. and Roger L. Chilson (4)<F4>              10,000                 5,000             5,000                 *

Joan Chung                                          10,000                 5,000             5,000                 *

Steven A. and Barbara L. Cole (4)<F4>               10,000                 5,000             5,000                 *

William B. Conrad                                   10,000                 5,000             5,000                 *

Deborah L. Culp (4)<F4>                             25,000                12,500            12,500                 *

Theresa Davis (4)<F4>                               75,000                37,500            37,500                 *

DeCh'in Partners LLC (8)<F8>                     1,391,811             1,391,811                 -                 -

Shelly L. DeMarie-Carani                            50,000                25,000            25,000                 *

Chuck DiPrima (4)<F4>                               60,000                30,000            30,000                 *

H Alan Dill                                        250,000               125,000           125,000                 *

Lawrence E. and Shawna Dunn                        200,000               100,000           100,000                 *

Brent Alan Fedrizzi                                 50,000                25,000            25,000                 *

Chris Fong                                          20,000                10,000            10,000                 *

KC Fong                                             50,000                25,000            25,000                 *

Lilian Fong                                        260,000               130,000           130,000                 *

Clifford E. Godfrey                                 20,000                10,000            10,000                 *

Arnold Goldblatt                                    40,000                20,000            20,000                 *

Richard Grande (4)<F4>                              20,000                10,000            10,000                 *

Barbara  D. Gray (4)<F4>                            10,000                 5,000             5,000                 *

Peter Griffin (4)<F4>                              150,000                75,000            75,000                 *

Thomas R Grimm TTEE (4)<F4>(7)<F7>                 500,000               250,000           250,000                 *

Martin Gross                                       100,000                50,000            50,000                 *

Wayne W Ha                                          10,000                 5,000             5,000                 *

Randy and Carol  Heller                             50,000                25,000            25,000                 *



                                       39

                                                                                     OWNERSHIP AFTER OFFERING
                                                                                ------------------------------------
                                                 NUMBER OF
                                                    SHARES             NUMBER OF
                                              BENEFICIALLY                SHARES         NUMBER OF
                                                     OWNED        REGISTERED FOR            SHARES
NAME OF SELLING SHAREHOLDER                     (1)<F1>(2)<F2>            RESALE        (1)<F1>(2)<F2>       PERCENT
--------------------------------------------------------------------------------------------------------------------
Glen Henglefelt (6)<F6>                          1,348,820               500,000           848,820              2.7%

Lindell S. Herrick (4)<F4>                          20,000                10,000            10,000                 *

Jerry Horta                                         80,000                40,000            40,000                 *

John J Horvat                                      100,000                50,000            50,000                 *

Wilmot J. Jenkins and John P. Tang (4)<F4>         200,000               100,000           100,000                 *

George A. Johnson (6)<F6>                          750,000               500,000           250,000                 *

Brian D. Jones                                     100,000                50,000            50,000                 *



John D. Kucera (6)<F6>                             375,000               250,000           125,000                 *

Jerry A. and Kimberly D. Kukuchka (7)<F7>          100,000                50,000            50,000                 *

Jeffrey T. and Victoria M. Lilly (4)<F4>           100,000                50,000            50,000                 *

Geoffrey Mann                                      150,000                75,000            75,000                 *

Sandra Matlin (4)<F4>                                2,500                 1,250             1,250                 *

Deborah A. Melnick (9)<F9>                          50,000                25,000            25,000                 *

Sandy Melnick (9)<F9>                               50,000                25,000            25,000                 *

Patricia L. and Stanley B. Miles (4)<F4>            20,000                10,000            10,000                 *

Douglas Miller                                     524,370                25,000           499,370              1.6%

Richard and Tammy Myerly                           100,000                50,000            50,000                 *

Steven F. Neira                                     10,000                 5,000             5,000                 *

Robert M. Nieder (6)<F6>                           750,000               500,000           250,000                 *

James Lee Pardee                                    50,000                25,000            25,000                 *

Rick Peterson                                       50,000                25,000            25,000                 *

Harold D. and Angelia C. Pickett (4)<F4>            30,000                15,000            15,000                 *

Dale Riedesel                                      120,000                60,000            60,000                 *

David Schanin                                      250,000               125,000           125,000                 *

Mike M. Schizas                                     25,000                12,500            12,500                 *

The Shane A Ortell Family Trust (4)<F4>(10)<F10>   500,000               250,000           250,000                 *

Silleck Investments, LLC (11)<F11>                  50,000                25,000            25,000                 *

Bart C and Delores L Silver                         80,000                40,000            40,000                 *

Diana Davis Smith                                   25,000                12,500            12,500                 *

Samuel Smith (6)<F6>                               620,860                25,000           595,860              1.9%

Camille Stockdale                                  300,000               150,000           150,000                 *

Donald Strasburg                                    50,000                25,000            25,000                 *

Larry and Catherine Summer                         200,000               100,000           100,000                 *

Brian Temple                                        50,000                25,000            25,000                 *

Theodore Thiro (4)<F4>                              15,000                 7,500             7,500                 *

Brian and Susan Tjarks                             300,000               150,000           150,000                 *

Michael P. and Nicole C. Ward                      150,000                75,000            75,000                 *

Jeremy Watada                                       10,000                 5,000             5,000                 *


Sean and Kathy Williams (4)<F4>                    250,000               125,000           125,000                 *


Robert J. Wittenbrink (6)<F6>(7)<F7>             3,515,040               250,000         3,265,040             10.1%

Charles Wong                                        20,000                10,000            10,000                 *

Victor J. Yosha (6)<F6>(7)<F7>                   9,640,480               250,000         9,400,480             26.3%


                                       40

*Less than 1%
---------------------

(1)<F1> To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2)<F2>  Includes shares underlying warrants and/or vested stock options.

(3)<F3> Michelle Gonella exercises voting and/or dispositive power over these shares.

(4)<F4>  Owner of a V2K Window Fashions franchise.

(5)<F5> Hester Auyeung is the brother of Tai Auyeung. Tai Auyeung and Tawny Auyeung are husband and wife.

(6)<F6> Lender to the company. See "Certain Relationships and Related Transactions."

(7)<F7>  An officer and/or director of the company.

(8)<F8> Randy J. Sasaki exercises voting and/or dispositive power over these securities.

(9)<F9>  Deborah A. Melnick is the mother-in-law of Sandy Melnick.

(10)<F10>Shane Ortell exercises voting and/or dispositive power over these securities.

(11)<F11>R. Haydn Silleck exercises voting and/or dispositive powers over these securities.


                              PLAN OF DISTRIBUTION

         The selling shareholders may sell some or all of their shares of common stock in one or more transactions, including block transactions:

     o on such public markets or exchanges as the common stock may from time to time be trading;
     o   in privately negotiated transactions;
     o   through the writing of options on the common stock;
     o   in short sales; or
     o   in any combination of these methods of distribution.


         The selling shareholders have set an offering price of $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Except for the shares owned by James Blyth and DeCh'in Partners, the shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.


         In the event of the transfer by the selling shareholders of their shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling shareholder who has transferred his shares.

         The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholder or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

         If, after the date of this prospectus, a selling shareholder enters into an agreement to sell his shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

         We are bearing all costs relating to the registration of the common stock, which are estimated at $40,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

         We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "Exchange Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

         We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In order for us to continue with our business plan, we will in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the Exchange Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

         The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be underwriters, they must comply with applicable law and may, among other things:

     o Not engage in any stabilization activities in connection with our common stock;
     o Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     o Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

         In particular, the selling shareholders and any other person participating in such distribution will be subject to applicable provisions of Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.


                                  LEGAL MATTERS

         Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado, has given an opinion on the validity of the securities. Fay M. Matsukage, an officer and shareholder of Dill Dill Carr Stonbraker & Hutchings, P.C., is married to Gordon E. Beckstead, an officer, director and principal shareholder of the company.

                                     EXPERTS

         The financial statements as of September 30, 2006 and for the year ended September 30, 2006 and nine months ended September 30, 2005 included in this prospectus and registration statement have been audited by Gordon, Hughes & Banks, LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement describe all of the material provisions of such contracts or documents, but do not necessarily describe all of the provisions. You should review the copy of such contract or document so filed.

         You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at 100 F Street, NE, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.


                             REPORTS TO SHAREHOLDERS

         Upon the effectiveness of the registration statement of which this prospectus is a part, we will be subject to the reporting requirements of the federal securities laws, and will be required to file periodic reports and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

                          INDEX TO FINANCIAL STATEMENTS


SIX MONTHS ENDED MARCH 31, 2007:

  Condensed Consolidated Balance Sheet at March 31, 2007 (unaudited).........f-1

  Condensed Consolidated Statements of Operations for the six months ended March 31, 2007 and March 31, 2006 (unaudited)......................f-2

  Condensed Consolidated Statements of Cash Flows for the six months ended March 31, 2007 and March 31, 2006 (unaudited)......................f-3

  Notes to Condensed Consolidated Financial Statements (unaudited)...........f-5



YEAR ENDED SEPTEMBER 30, 2006 AND NINE MONTHS ENDED SEPTEMBER 30, 2005:

  Report of Independent Registered Public Accounting Firm...................ff-1

  Consolidated Balance Sheets at September 30, 2006 and September
    30, 2005................................................................ff-2

  Consolidated Statements of Operations for the year ended
    September 30, 2006 and the nine months ended September 30, 2005.........ff-3

  Consolidated Statement of Stockholders' Equity (Deficit) for
    the year ended September 30, 2006 and the nine months ended
    September 30, 2005......................................................ff-4

  Consolidated Statements of Cash Flows for the year ended
    September 30, 2006 and the nine months ended September 30, 2005.........ff-5

  Notes to Consolidated Financial Statements................................ff-7

                            V2K INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2007
                                  (UNAUDITED)


                                     ASSETS
                                                                                       2007
                                                                                -----------------
CURRENT ASSETS
    Cash and cash equivalents                                                   $        398,270
    Cash - restricted                                                                     38,524
    Accounts receivable, net of allowance for                                            558,805
        doubtful accounts of $61,150
    Current portion of notes receivable                                                   86,165
    Inventory                                                                             11,619
    Prepaid expenses and other                                                           131,845
                                                                                -----------------
        Total Current Assets                                                           1,225,228

PROPERTY AND EQUIPMENT, at cost, net of accumulated                                       63,189
    depreciation of $253,720

NOTES RECEIVABLE - net of current portion                                                 12,845
                                                                                -----------------

        Total Assets                                                            $      1,301,262
                                                                                =================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                                       $        901,907
    Note payable - bank                                                                    3,290
    Note payable - other                                                                 132,167
    Unearned income                                                                      134,800
                                                                                -----------------
        Total Current Liabilities                                                      1,172,164
                                                                                -----------------

STOCKHOLDERS' EQUITY
    Common stock, $.001 par value,
        Authorized - 100,000,000 shares
        Issued and outstanding - 31,147,336 shares                                        31,147
    Additional paid-in capital                                                         1,885,641
    Accumulated (deficit)                                                             (1,787,690)
                                                                                -----------------
        Total Stockholders' Equity                                                       129,098
                                                                                -----------------

        Total Liabilities and Stockholders' Equity                              $      1,301,262
                                                                                =================



         The accompanying notes are an integral part of these condensed consolidated financial statements.

                            V2K INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE SIX MONTHS ENDED MARCH 31, 2007 AND MARCH 31, 2006
                                  (UNAUDITED)

                                                                                       2007                  2006
                                                                                -----------------      -----------------
REVENUES
    Sales of franchises                                                         $        874,769       $        997,192
    Royalty and advertising fees                                                         457,718                317,520
    Sales of materials and supplies                                                    2,636,818              2,508,285
                                                                                -----------------      -----------------

                                                                                       3,969,305              3,822,997
                                                                                -----------------      -----------------
OPERATING EXPENSES
    Cost of franchise sales                                                              502,065                525,100
    Cost of materials and supplies                                                     2,518,020              2,429,060
    Research and development expenses                                                    225,924                210,659
    Selling, general and administrative expenses                                       1,196,667                966,398
                                                                                -----------------      -----------------

        Total Operating Expenses                                                       4,442,676              4,131,217
                                                                                -----------------      -----------------

(LOSS) FROM OPERATIONS                                                                  (473,371)              (308,220)
                                                                                -----------------      -----------------
OTHER INCOME (EXPENSES)
    Interest (expense)                                                                   (14,815)               (11,632)
    Interest and other income                                                              5,836                  3,788
    (Loss) on disposition of assets                                                            -                   (755)
        Total Other Income (Expense)                                                      (8,979)                (8,599)
                                                                                -----------------      -----------------

NET (LOSS) BEFORE INCOME TAXES                                                          (482,350)              (316,819)

PROVISION FOR INCOME TAX                                                                       -                      -
                                                                                -----------------      -----------------

NET (LOSS)                                                                      $       (482,350)      $       (316,819)
                                                                                =================      =================
NET (LOSS) PER SHARE -
    Basic and diluted                                                           $        (0.0167)      $        (0.0156)
                                                                                =================      =================
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING -
    BASIC AND DILUTED                                                                 28,856,436             20,353,101
                                                                                =================      =================

         The accompanying notes are an integral part of these condensed consolidated financial statements.

                            V2K INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR THE SIX MONTHS ENDED MARCH 31, 2007 AND MARCH 31, 2006
                                  (UNAUDITED)

                                                                                       2007                 2006
                                                                                ----------------     -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                               $      (482,350)     $       (316,819)
Adjustments to reconcile net (loss) to net cash
provided (used) by operations
    Depreciation and amortization                                                        39,837                37,905
    Bad debt provision                                                                   19,716                 5,050
    Rent expense satisfied with debt                                                      8,000                14,000
    Stock issued for services                                                                 -                14,300
    Stock compensation expense                                                          123,043                 4,300
    Loss on disposal of assets                                                                -                   755
Changes in assets and liabilities
    Decrease in accounts receivable                                                     182,197                18,799
    (Increase) decrease in prepaid expenses and other                                   (30,641)                7,146
    (Increase) decrease in notes receivable                                              (1,853)                4,657
    (Increase) in inventory                                                              (2,794)               (3,086)
    (Decrease) increase in accounts payable and accrued expenses                       (192,125)               35,348
    (Decrease) in unearned income                                                       (11,375)              (51,501)
                                                                                ----------------     -----------------

Net cash provided (used) by operating activities                                       (348,345)             (229,146)
                                                                                ----------------     -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                                      (12,482)              (14,285)
                                                                                ----------------     -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
Exercise of stock options                                                                     -                   143
Net proceeds from sale of common stock                                                  388,749                     -
(Decrease) in subscriptions receivable                                                  (30,000)                    -
Proceeds from bridge loan                                                                     -               200,000
(Payments) on capital lease obligation                                                        -                (7,507)
(Payments) on bank loan                                                                  (9,658)               (9,052)
                                                                                ----------------     -----------------

Net cash provided by financing activities                                               349,091               183,584
                                                                                ----------------     -----------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                               (11,736)              (59,847)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                          448,530               409,741
                                                                                ----------------     -----------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                        $       436,794      $        349,894
                                                                                ================     =================

         The accompanying notes are an integral part of these condensed consolidated financial statements.

                             V2K INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR THE SIX MONTHS ENDED MARCH 31, 2007 AND MARCH 31, 2006
                                   (UNAUDITED)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

       During the six month periods ended March 31, 2007 and March 31, 2006, the Company paid cash of $17,166 and $4,897, respectively, for interest on debt.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

       During the six month period ended March 31, 2007, the Company: incurred $123,043 of stock compensation expense; converted $200,000 in bridge loans to 1,000,000 Units of a private placement, each Unit consisting of one share of common stock at $0.20 and one warrant to purchase one share of common stock at $0.50 (see Notes 2 and 5); and converted $100,000 in debentures into 500,000 shares of common stock ($0.20 per share, see Note
       3).

       During the six month period ended March 31, 2006, the Company issued 71,500 shares of common stock for services, valued at $14,300 and incurred $4,300 of stock compensation expense.

CASH AND CASH EQUIVALENTS

       Cash and cash equivalents at March 31, 2007 and March 31, 2006 consist of:

                                                   2007               2006
                                           -----------------   -----------------
          Cash                             $         398,270   $         292,303
          Restricted cash (Note 1)                    38,524              57,591
                                           -----------------   -----------------
                                           $         436,794   $         349,894
                                           =================   =================












         The accompanying notes are an integral part of these condensed consolidated financial statements.

                             V2K INTERNATIONAL, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION

         V2K International, Inc. ("International") was incorporated as a Colorado corporation on March 13, 2006. The Company, through its subsidiary companies, V2K Window Fashions, Inc., V2K Technology, Inc., and V2K Manufacturing, Inc., sells and supports franchises in the residential and commercial window fashion industry, develops and licenses proprietary software that allows users to decorate windows for both residential and commercial customers, and manufactures and sells the resulting soft window treatment products.

         International and subsidiaries are hereinafter collectively referred to as the "Company".

         Details of the Company's subsidiaries as of March 31, 2007 are described below:

                                                          PLACE OF                                                         EFFECTIVE
                                                          INCORPORATION                                                    INTEREST
       ENTITY NAME                                        AND LEGAL ENTITY              PRINCIPAL ACTIVITIES               HELD
       -----------                                        ----------------              --------------------               ----
       V2K Window Fashions, Inc.                          Colorado corporation          Franchise sales and support        100%
       ("Windows")

       V2K Technology, Inc.                               Colorado corporation          Development and licensing of       100%
       ("Technology")                                                                   software

       V2K Manufacturing, Inc. ("Manufacturing")          Colorado corporation          Manufacture of soft window         100%
                                                                                        covering products

         In April 2006, International, in a share for share exchange, acquired all issued and outstanding shares of Window's preferred and common stock. Shares of Window's preferred and common stock were exchanged for shares of common stock in International on a 1 for 35 basis and 1 for 10 basis, respectively. Windows sells and supports franchises in the residential and commercial window fashion industry. Franchisees sell and install window treatments for retail and commercial clients using software licensed from Technology, training manuals, policies, procedures and knowledge. Franchisees are located throughout the United States and in two Canadian provinces.

         In August 2006, Windows opened its first company-owned franchise location, incorporated as Window Fashions Franchise, LLC. Window Fashions Franchise, LLC is a wholly owned subsidiary of Windows.

         In April 2006, Windows transferred legal ownership of Manufacturing and the related equity interest to International. Windows had acquired Manufacturing in January 2004.

         In July 2006, in order to further protect the intellectual property associated with the software and to facilitate future licensing agreements, the software and software development team formerly held by Windows were spun-off to form V2K Technology, Inc. Technology is a wholly owned subsidiary of International, and licenses a customized window fashions franchise software to Windows.

                             V2K INTERNATIONAL, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         BASIS OF PRESENTATION

         The accompanying unaudited condensed consolidated financial statements include the financial statements of International and its subsidiaries as of March 31, 2007 and for the six-month periods ended March 31, 2007 and March 31, 2006 and have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") for interim financial information. They do not include all of the information and footnotes for complete consolidated financial statements as required by US GAAP. In management's opinion, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods ended March 31, 2007 and 2006 presented are not necessarily indicative of the results to be expected for the year. These financial statements should be read in conjunction with the annual audited financial statements. All significant inter-company transactions have been eliminated in consolidation.

         All information presented in the foregoing financial statements and these footnotes are for the six-month periods ended March 31, 2007 and March 31, 2006.

         FRANCHISE OPERATIONS

         At March 31, 2007, the Company had 181 independently owned franchises located in 41 states and the provinces of Alberta and Manitoba.

         REVENUE RECOGNITION

         Initial franchise fees are recognized upon the commencement of operations by the franchisee, which is when the Company has performed substantially all initial services required by the franchise agreement. Unearned income represents franchise fees received for which the Company has not completed its initial obligations under the franchise agreement. Such obligations, consisting mostly of training, are generally fulfilled within 60 days of receipt of the initial franchise fee. Royalties and advertising fees are recognized as earned.

         Franchisees place all orders for materials and supplies with the Company, who then places the corresponding orders with its vendors. The products are shipped directly to the franchisees. The Company is liable to the vendors for payment and collects the amounts due for the goods from the franchisees. In addition, the Company is responsible to the franchisees for goods shipped by the vendors that do not meet specifications. Thus, the Company acts as a principal as defined in the Emerging Issues Task Force, Issue 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent". Revenue from materials and supplies sales is recorded upon shipment to the franchisee by the vendor and represents approximately 66% of total revenue for the six months ended March 31, 2007 and March 31, 2006.

         INCOME TAXES

         The Company accounts for income taxes in interim periods as required by Accounting Principles Board Opinion No. 28, "Interim Financial Reporting" and as interpreted by FASB Interpretation No. 18, "Accounting for Income Taxes in Interim Periods". The Company has determined an estimated annual effective tax rate. The rate will be revised, if necessary, as of the end of each successive interim period during the Company's fiscal year to the Company's best current estimate.

                             V2K INTERNATIONAL, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         INCOME TAXES (CONTINUED)

         The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

         INCOME (LOSS) PER SHARE

         Basic income (loss) per share is computed based on the weighted average number of common shares outstanding during each period. The computation of diluted earnings per share assumes the conversion, exercise or contingent issuance of securities only when such conversion, exercise or issuance would have a dilutive effect on income per share. The dilutive effect of convertible securities is reflected in diluted earnings per share by application of the "as if converted method." The dilutive effect of outstanding options and warrants and their equivalents is reflected in diluted earnings per share by application of the treasury stock method. For the six months ended March 31, 2007 and March 31, 2006, all outstanding options and convertible preferred stock were excluded from the computation of diluted loss per share as the effect of the assumed exercise and conversions would be anti-dilutive.

         RESEARCH AND DEVELOPMENT COSTS

         The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," which requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Since the Company does not incur any costs between the completion of the working model and the point at which the product is ready for general release, all research and development costs are charged to expense as incurred. Research and development expenses for the six months ended March 31, 2007 and March 31, 2006 were $225,924 and $210,659, respectively.

         CASH EQUIVALENTS

         For purposes of reporting cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase. At March 31, 2007 and March 31, 2006, there were no cash equivalents.

         Cash at March 31, 2007 and March 31, 2006 includes $38,524 and $57,591, respectively, of cash restricted for advertising and marketing. Such funds were contributed by franchisees to a National/Regional/Local Advertising Fund pursuant to franchise agreements, and may not be used for the general operations of the Company.

         RECLASSIFICATION

         Certain amounts in the six-month period ended March 31, 2006 financial statements have been reclassified to conform to the six-month period ended March 31, 2007 financial statement presentation.

                             V2K INTERNATIONAL, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 2 - BRIDGE LOAN

         In January 2006, the Company issued $200,000 of convertible promissory notes for cash, including $75,000 to officers of the Company (see Note
         7). The notes require quarterly interest payments in arrears at the rate of four percent plus the prime rate as published in the Money Rate Table of the Western Edition of the Wall Street Journal. Repayment of the notes was to commence upon the earlier of (a) the completion of a private placement or (b) July 5, 2006. If repayment were to commence pursuant to the completion of the private placement, the entire amount of the notes, except for any amounts that had been converted (see below) would be repaid from the proceeds of the private placement (see
         Note 5). At the option of the lenders, at any time prior to the consummation of the private placement, the lenders could convert all or any of the principal amounts into the securities in the private placement. Upon the minimum portion of the private placement having been sold, the lenders were required to convert at least fifty percent of the note into the private placement.

         On January 31, 2007, the Company closed the private placement (see Note
         5) and all of the bridge loan lenders converted the entire amount of the note into 1,000,000 units ($0.20 per unit), consisting of 1,000,000 shares of common stock and 1,000,000 warrants to purchase shares of common stock at $0.50 per share.

         Interest accrued and paid on the bridge loan for the six months ended March 31, 2007 and March 31, 2006 was $8,167 and $5,682, respectively.

         The lenders were issued warrants to purchase a total of 1,000,000 shares of common stock in International at $0.30 per share. The warrants expire January 5, 2009. The Company granted piggyback registration rights (on a "best efforts" basis) with respect to the shares issuable upon exercise of these warrants. The fair value of the warrants was estimated as of the issue date under the Black-Scholes pricing model, with the following assumptions: common stock based on a market price of $0.20 per share, zero dividends, expected volatility of 28%, risk free interest rate of 6.00% and expected life of 1.5 years. The fair value of the warrants of $7,655 was included as other expense during the fiscal year ended September 30, 2006.

         The Company evaluated the warrants and concluded that the warrants meet the scope limitation found in SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and are appropriately classified as equity. The Company also evaluated the registration rights and concluded that the rights do not meet the definition of derivative instruments under SFAS 133.


NOTE 3 - CONVERTIBLE DEBENTURES

         In 2005, the Company issued $100,000 of convertible debentures for cash, including $50,000 to an officer of the Company. The debentures have a three-year term maturing in February 2008, require quarterly interest only payments at the Wall Street Journal prime rate plus 1%, and are redeemable at the option of the Company in whole or in part prior to the due date. The holder(s) of the convertible debentures have the option, at any time, to convert all or any portion of the debentures into common stock of the Company at $0.20 per share.

         On January 31, 2007, the debenture holders converted $100,000 in debentures into 500,000 shares of common stock ($0.20 per share).

         Interest accrued and paid on the debentures for the six months ended March 31, 2007 and March 31, 2006 was $2,312 and $3,563, respectively.

                             V2K INTERNATIONAL, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 4 - STOCKHOLDERS' EQUITY

         COMMON STOCK

         During the  six-month  period  ended March 31, 2007 the  Company:  sold
         2,268,750 shares of common stock for cash of $453,750 ($0.20 per share); accepted the conversion of a $200,000 bridge loan (see Note 2) into 1,000,000 shares of common stock ($0.20 per share); and accepted the conversion of $100,000 of convertible debentures (see Note 3) into 500,000 shares of common stock ($0.20 per share).

         Prior to the share for share exchange with Windows (see Note 1 - Organization), the Company issued 5,391,811 shares of common stock in conjunction with the recapitalization of V2K International, Inc.

         During the six-month period ended March 31, 2006 the Company: issued 71,500 shares of common for services valued at $14,300 ($0.20 per share); accepted the recision of sale of 116,660 shares of common stock for cash of $35,000 ($0.30 per share); sold 175,000 shares of common stock for cash of $35,000 ($0.20 per share); issued 2,860 shares of common stock for exercise of stock options for cash of $143 ($0.05 per share); and issued 20,701,775 of common stock to acquire all the issued and outstanding shares of preferred and common stock of Windows (see
         Note 1 - Organization).

         STOCK OPTION PLAN

         The Company has adopted the V2K International, Inc. 2006 Stock Option Plan (the Plan). Under the Plan, the Board of Directors, in its discretion, may issue options to officers, directors, employees, and consultants on a case-by-case basis. In general, options may be exercised by payment of the option price by either (i) cash, (ii) tender of shares of its common stock which have a fair market value equal to the option price, or (iii) by such other consideration as the Board of Directors may approve at the time the option is granted. The Company has reserved an aggregate 30,000,000 shares of its common stock for options granted under the Plan.

         Prior to October 1, 2006 the Company accounted for its share based compensation plans under the recognition and measurement provision of APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB
         25), and related Interpretations, as permitted by FASB Statement No. 123, "Accounting for Share-Based Compensation" (SFAS 123). Effective October 1, 2006, the Company adopted the fair value recognition provisions to SFAS 123(R), using the modified-prospective transition method. Under that transition method, the employee compensation cost of $123,043 recognized in the six months ended March 31, 2007 includes:
         (i) compensation cost for all share-based payments granted prior to, but not yet vested as of October 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123; and (ii) compensation cost for all share-based payments granted subsequent to October 1, 2006 based on the grant date fair value estimated in accordance with the provision of SFAS 123(R). Results from prior periods have not been restated.

                             V2K INTERNATIONAL, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 5 - PRIVATE PLACEMENT

         In a Private Offering Memorandum dated September 6, 2006, the Company began offering for sale 3,750,000 Units, each Unit consisting of one share of common stock and one common stock purchase warrant, which are immediately detachable, at $0.20 per Unit pursuant to exemptions from registration contained in Section 3(b) and Rule 506 of Regulation D of the Securities Act of 1933 and the securities laws of certain states, for a total of $750,000. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.50 per share through December 31, 2007. All warrants are automatically redeemable by the Company at $0.001 if the common stock is then listed on a recognized stock exchange or trading at $1.00 per share for 20 consecutive trading days.

         The minimum offering amount was $150,000, which was received and the escrow account was broken in the amount of $257,000 on September 29, 2006.

         On January 31, 2007, the Company closed the private placement, having sold 3,553,750 Units for $710,750 ($0.20 per unit), including $15,000 to officers of the Company (see Note 7).


NOTE 6 - SEGMENT INFORMATION

         The Company and its subsidiaries (see Note 1 - Organization), operate in four industry segments. Parent Holding (International) provides the corporate vehicle for raising capital for the subsidiaries and will fulfill the Company's existence as a public reporting company, assuming that the Company attains that status; Windows sells and supports franchises in the residential and commercial window fashion industry; Technology develops and licenses proprietary software that allows users to decorate windows for both residential and commercial customers; and Manufacturing manufactures soft product window treatments exclusively for Windows franchisees.

         Identified assets by industry are those assets that are used in our operations in each industry. The Company's assets are principally cash, accounts receivable and equipment.

         The Company has adopted SFAS 131 which requires the presentation of descriptive information about reportable segments which is consistent with that made available to the management of the Company to assess performance.

         Windows derives its revenues from sales of franchises, royalty and sales of materials and supplies to franchisees. Manufacturing receives its income from the sale of labor on soft product window treatments to Window's franchisees.

         During the six months ended March 31, 2007 and March 31, 2006, inter-segment revenues were $296,447 and $283,234, respectively. The accounting policies applied by each segment are the same as those used by the Company in general.

         There have been no material changes in the amount of assets of any operating segment since the last annual report.

                             V2K INTERNATIONAL, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 6 - SEGMENT INFORMATION (CONTINUED)

         Segment information for the six months ended March 31, 2007 and March 31, 2006 consists of the following:

                                         PARENT                                                MANU-
                                        HOLDING           WINDOWS          TECHNOLOGY        FACTURING           TOTAL
                                     --------------    --------------    --------------   ---------------   ---------------
Revenues
    2007                                         -         3,969,305                 -                 -         3,969,305
    2006                                         -         3,822,997                 -                 -         3,822,997

Inter-segment revenues
    2007                                         -                 -                 -           296,447           296,447
    2006                                         -                 -                 -           283,234           283,234

Net (loss)
    2007                                  (117,633)          (70,007)         (225,924)          (68,786)         (482,350)
    2006                                         -          (244,656)                -           (72,163)         (316,819)

Identifiable assets (net)
    2007                                 1,709,541         1,239,800                 -            79,328         3,028,669
    2006                                         -         1,195,852                 -            72,946         1,268,798

Depreciation and amortization
charged to identifiable assets
    2007                                         -            27,540                 -            12,297            39,837
    2006                                         -            25,659                 -            12,246            37,905

Interest revenue
    2007                                         -             4,640                 -                 -             4,640
    2006                                         -             3,575                 -                 -             3,575

Interest expense
    2007                                         -            14,592                 -               223            14,815
    2006                                         -            10,946                 -               686            11,632

         Reconciliation of segment totals to consolidated amounts:

                                                                  2007                2006
                                                           ----------------     ----------------
         Total revenues for reportable segments            $     4,265,782      $     4,106,231
         Elimination of inter-segment revenues                    (296,477)            (283,234)
                                                           ----------------     ----------------
             Total Consolidated Revenues                   $     3,969,305      $     3,822,997
                                                           ================     ================

         Reconciliation of segment totals to consolidated amounts (continued):

                                                                  2007                2006
                                                           ----------------     ----------------
         Identifiable assets (net)                         $     3,028,669      $     1,268,798
         Elimination of intercompany assets                     (1,727,407)             (37,500)
                                                           ----------------     ----------------
             Total Consolidated Assets                     $     1,301,262      $     1,231,298
                                                           ================     ================

                             V2K INTERNATIONAL, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 7 - RELATED PARTY TRANSACTIONS

         In 2006, $75,000 in bridge loans (see Note 2) were issued to officers of the Company and $15,000 in subscriptions (see Note 5) were received from officers of the Company.


NOTE 8 - SUBSEQUENT EVENTS

         On April 6, 2007, the Company formed Marketing Source International, LLC ("MSI"). MSI is a wholly-owned subsidiary of International, and will endeavor to generate revenues by acting as a sales agent for overseas window covering manufacturers.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholders
V2K International, Inc.
Denver, Colorado

We have audited the consolidated balance sheets of V2K International, Inc. and subsidiaries (the "Company") as of September 30, 2006 and 2005 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year ended September 30, 2006 and nine months ended September 30, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of V2K International, Inc. and subsidiaries as of September 30, 2006 and 2005, and the consolidated results of their operations and cash flows for the year ended September 30, 2006 and nine months ended September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 15 of the accompanying notes to the financial statements, the financial statements as of September 30, 2006 and 2005 have been restated to properly record the issuance of a franchise to an employee.


                                          /s/ GORDON, HUGHES & BANKS, LLP

Greenwood Village, Colorado
February 7, 2007

                             V2K INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2005

                                                                                      2006                   2005
                                                                                   (RESTATED)             (RESTATED)
                                     ASSETS                                     ----------------      ----------------
CURRENT ASSETS
  Cash                                                                          $       330,547       $       264,203
  Cash - restricted                                                                     117,983               145,538
  Accounts receivable, net of allowance for
    doubtful accounts of $43,150 (2006) and $34,400 (2005)                              760,718               607,034
  Current portion of notes receivable                                                    75,787                69,628
  Inventory                                                                               8,825                11,963
  Prepaid expenses and other                                                            101,204                51,576
                                                                                ----------------      ----------------
    Total Current Assets                                                              1,395,064             1,149,942

PROPERTY AND EQUIPMENT, at cost, net of accumulated
  depreciation of $213,882 (2006) and $140,229 (2005)                                    90,544               127,442

NOTES RECEIVABLE - net of current portion                                                21,370                70,702
                                                                                ----------------      ----------------

    Total Assets                                                                $     1,506,978       $     1,348,086
                                                                                ================      ================

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                         $     1,094,032       $       782,483
  Current portion of capital lease obligations                                                -                12,519
  Current portion of note payable - bank                                                 12,948                18,402
  Current portion of note payable - other                                               124,167                     -
  Bridge loan                                                                           200,000                     -
  Unearned income                                                                       146,175                81,501
                                                                                ----------------      ----------------
    Total Current Liabilities                                                         1,577,322               894,905
                                                                                ----------------      ----------------
LONG TERM LIABILITIES
  Note payable - bank, net of current portion                                                 -                12,943
  Note payable - other, net of current portion                                                -                97,167
  Convertible debentures                                                                100,000               100,000
                                                                                ----------------      ----------------
    Total Long Term Liabilities                                                         100,000               210,110
                                                                                ----------------      ----------------
    Total Liabilities                                                                 1,677,322             1,105,015
                                                                                ----------------      ----------------
STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock - $1.00 par value
    Series A - authorized 500,000 shares, issued
      and outstanding 0 shares (2006) and 200,001 shares (2005)                               -               200,001
  Subscriptions receivable (150,000 shares)                                              30,000                     -
  Common stock - $.001 par value, authorized 100,000,000 shares
    Issued and outstanding 27,378,586 shares (2006) and
      13,569,040 shares (2005)                                                           27,379                13,570
  Additional paid-in capital                                                          1,077,617               602,635
  Accumulated (deficit)                                                              (1,305,340)             (573,135)
                                                                                ----------------      ----------------
    Total Stockholders' Equity (Deficit)                                               (170,344)              243,071
                                                                                ----------------      ----------------

    Total Liabilities and Stockholders' Equity (Deficit)                        $     1,506,978       $     1,348,086
                                                                                ================      ================

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                             V2K INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 2006
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 2005


                                                                      2006                2005
                                                                                       (RESTATED)
                                                               -----------------    ----------------
REVENUES
    Sales of franchises                                        $      1,463,992     $     1,625,582
    Royalty and advertising fees                                        847,635             503,752
    Sales of materials and supplies                                   5,846,915           4,004,108
                                                               -----------------    ----------------

                                                                      8,158,542           6,133,442
                                                               -----------------    ----------------
OPERATING EXPENSES
    Cost of franchise sales                                             799,277             768,701
    Cost of materials and supplies                                    5,625,008           3,779,696
    Research and development expenses                                   433,201             308,648
    Selling, general and administrative expenses                      2,024,794           1,363,135
                                                               -----------------    ----------------

        Total Operating Expenses                                      8,882,280           6,220,180
                                                               -----------------    ----------------

(LOSS) FROM OPERATIONS                                                 (723,738)            (86,738)
                                                               -----------------    ----------------
OTHER INCOME (EXPENSES)
    Interest expense                                                    (29,850)            (10,180)
    Other income                                                         21,383              19,153
    Loss on disposition of assets                                             -                (349)
                                                               -----------------    ----------------
        Total Other Income (Expense)                                     (8,467)              8,624
                                                               -----------------    ----------------

NET (LOSS) BEFORE INCOME
TAXES                                                                  (732,205)            (78,114)

PROVISION FOR INCOME TAX                                                      -                   -
                                                               -----------------    ----------------

NET (LOSS)                                                     $       (732,205)    $       (78,114)
                                                               =================    ================
NET (LOSS) PER SHARE -
    BASIC AND DILUTED                                          $        (0.0281)    $       (0.0059)
                                                               =================    ================

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING -
    BASIC AND DILUTED                                                26,094,657          13,290,440
                                                               =================    ================


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                             V2K INTERNATIONAL, INC.
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2006
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                                                                                         ADDITIONAL
                                       PREFERRED STOCK             COMMON STOCK            PAID-IN       SUBSCRIPTIONS RECEIVABLE
                                   SHARES        AMOUNT        SHARES        AMOUNT        CAPITAL        SHARES         AMOUNT
                                 -----------  -----------  -------------  ------------  -------------  -------------  -------------
BALANCE, JANUARY 1, 2005            200,001   $  200,001     13,079,570   $    13,080   $    507,725              -   $          -

Issuance of common stock
for services at $0.30 per share           -            -         29,970            30          8,970              -              -

Sale of common stock for
cash at $0.20 per share                   -            -        150,000           150         29,850              -              -

Recission of common stock
for cash at $0.30 per share               -            -        (83,330)          (83)       (24,917)             -              -

Exercise of stock options for
cash at $0.05 per share                   -            -        300,000           300         14,700              -              -

Sale of common stock for
cash at $0.30 per share                   -            -         33,330            33          9,967              -              -

Issuance of common stock
for services at $0.20 per share           -            -         59,500            60         11,840              -              -

Fair value of franchise
provided employee                         -            -              -             -         44,500              -              -

Net income                                -            -              -             -              -              -              -
                                 -----------  -----------  -------------  ------------   ------------  -------------  -------------

BALANCE, SEPTEMBER 30, 2005         200,001      200,001     13,569,040        13,570        602,635              -              -

Issuance of common stock
in conjunction with the
re-capitalization of V2K
International, Inc.                       -            -      5,391,811         5,392              -              -              -

Issuance of common stock
for services at $0.20 per share           -            -         71,500            71         14,229              -              -

Stock options issued
as compensation                           -            -              -             -          4,300              -              -

Exercise of stock options
for cash at $0.05 per share               -            -          2,860             3            140              -              -

Recission of common stock
for cash at $0.30 per share               -            -       (116,660)         (117)       (34,883)             -              -

Sale of common stock for
cash at $0.20 per share                   -            -        175,000           175         34,825              -              -

Warrants issued for services              -            -              -             -          7,655              -              -

Conversion of preferred stock
into common stock at $0.0286
per share                          (200,001)    (200,001)     7,000,035         7,000        193,001              -              -

Sale of common stock for
cash at $0.20 per share                   -            -      1,285,000         1,285        255,715              -              -

Subscriptions receivable                  -            -              -             -              -        150,000         30,000

Net (loss)                                -            -              -             -              -              -              -
                                 -----------  -----------  -------------  ------------   ------------  -------------  -------------

BALANCE, SEPTEMBER 30, 2006               -   $        -     27,378,586   $    27,379    $ 1,077,617        150,000   $     30,000
                                 ===========  ===========  =============  ============   ============  =============  =============



                                      ACCUMULATED
                                       (DEFICIT)            TOTAL
                                   -----------------   ---------------
BALANCE, JANUARY 1, 2005           $       (495,021)   $      225,785

Issuance of common stock
for services at $0.30 per share                   -             9,000

Sale of common stock for
cash at $0.20 per share                           -            30,000

Recission of common stock
for cash at $0.30 per share                       -           (25,000)

Exercise of stock options for
cash at $0.05 per share                           -            15,000

Sale of common stock for
cash at $0.30 per share                           -            10,000

Issuance of common stock
for services at $0.20 per share                   -            11,900

Fair value of franchise
provided employee                                 -            44,500

Net (loss)                                  (78,114)          (78,114)
                                   -----------------   ---------------


BALANCE, SEPTEMBER 30, 2005                (573,135)          243,071

Issuance of common stock
in conjunction with the
re-capitalization of V2K
International, Inc.                               -             5,392

Issuance of common stock
for services at $0.20 per share                   -            14,300

Stock options issued
as compensation                                   -             4,300

Exercise of stock options
for cash at $0.05 per share                       -               143

Recission of common stock
for cash at $0.30 per share                       -           (35,000)

Sale of common stock for
cash at $0.20 per share                           -            35,000

Warrants issued for services                      -             7,655

Conversion of preferred stock
into common stock at $0.0286
per share                                         -                 -

Sale of common stock for
cash at $0.20 per share                           -           257,000

Subscriptions receivable                          -            30,000

Net (loss)                                 (732,205)         (732,205)
                                   -----------------   ---------------

BALANCE, SEPTEMBER 30, 2006        $     (1,305,340)   $     (170,344)
                                   =================   ===============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                             V2K INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED SEPTEMBER 30, 2006
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                                                                       2006                2005
                                                                                        (RESTATED)
                                                                ----------------     ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)                                                      $      (732,205)     $       (78,114)
Adjustments to reconcile net income (loss) to net cash
provided (used) by operations
    Depreciation and amortization                                        73,653               58,816
    Bad debt provision                                                   69,413               67,647
    Rent expense satisfied with debt                                     27,000               21,000
    Stock issued in re-capitalization                                     5,392                    -
    Stock issued for services                                            14,300               20,900
    Stock compensation expense                                           11,955                    -
    Fair value of franchise provided employee                                 -               44,500
    Loss on disposal of assets                                                -                  349
Changes in assets and liabilities
    (Increase) in accounts receivable                                  (223,097)            (139,439)
    (Increase) in prepaid expenses and other                            (49,628)             (36,985)
    Decrease (increase) in notes receivable                              43,173              (33,218)
    Decrease (increase) in inventory                                      3,138               (1,848)
    Increase in accounts payable and accrued expenses                   311,549              103,453
    Increase (decrease) in unearned income                               64,674              (76,199)
                                                                ----------------     ----------------

Net cash (used) by operating activities                                (380,683)             (49,138)
                                                                ----------------     ----------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                      (36,755)             (16,093)
                                                                ----------------     ----------------
CASH FLOWS FROM FINANCING ACTIVITIES
Exercise of stock options                                                   143                    -
Proceeds from sale of common stock                                      257,000               30,000
Increase in subscriptions receivable                                     30,000                    -
Proceeds from sale of convertible debentures                                  -              100,000
Proceeds from bridge loan                                               200,000                    -
(Payments) on capital lease obligation                                  (12,519)             (10,798)
(Payments) on bank loan                                                 (18,397)             (13,045)
                                                                ----------------     ----------------

Net cash provided by financing activities                               456,227              106,157
                                                                ----------------     ----------------

NET INCREASE IN CASH                                                     38,789               40,926

CASH, BEGINNING OF PERIOD                                               409,741              368,815
                                                                ----------------     ----------------

CASH, END OF PERIOD                                             $       448,530      $       409,741
                                                                ================     ================

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                             V2K INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED SEPTEMBER 30, 2006
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 2005


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

         During the year ended September 30, 2006 and the nine month period ended September 30, 2005, the Company paid cash of $22,791 and $7,756, respectively, for interest on debt.

CASH AND CASH EQUIVALENTS

         Cash and cash equivalents at September 30, 2006 and September 30, 2005 consist of:

                                                2006                2005
                                          ----------------    ----------------
             Cash                         $       330,547     $       264,203
             Restricted cash (Note 1)             117,983             145,538
                                          ----------------    ----------------
                                          $       448,530     $       409,741
                                          ================    ================




















              The accompanying notes are an integral part of these
                       consolidated financial statements.

                             V2K INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION

         V2K International, Inc. ("International") was incorporated as a Colorado corporation on March 13, 2006. The Company, through its subsidiary companies, V2K Window Fashions, Inc., V2K Technology, Inc., and V2K Manufacturing, Inc., sells and supports franchises in the residential and commercial window fashion industry, develops and licenses proprietary software that allows users to decorate windows for both residential and commercial customers, and manufactures and sells the resulting soft window treatment products.

         International and subsidiaries are hereinafter collectively referred to as the "Company".

         Details of the Company's subsidiaries as of September 30, 2006 are described below:

                                             PLACE OF                                               EFFECTIVE
                                             INCORPORATION                                          INTEREST
         ENTITY NAME                         AND LEGAL ENTITY           PRINCIPAL ACTIVITIES        HELD
         -----------                         ----------------           --------------------        ----
         V2K Window Fashions, Inc.           Colorado corporation       Franchise sales and         100%
         ("Windows")                                                    support

         V2K Technology, Inc.                Colorado corporation       Development and             100%
         ("Technology")                                                 licensing of software

         V2K Manufacturing, Inc.             Colorado corporation       Manufacture of soft         100%
         ("Manufacturing")                                              window covering products

         In April 2006, International, in a share for share exchange, acquired all issued and outstanding shares of Window's preferred and common stock. Shares of Window's preferred and common stock were exchanged for shares of common stock in International on a 1 for 35 basis and 1 for 10 basis, respectively. Windows sells and supports franchises in the residential and commercial window fashion industry. Franchisees sell and install window treatments for retail and commercial clients using software licensed from Technology, training manuals, policies, procedures and knowledge. Franchisees are located throughout the United States and in two Canadian provinces.

         In August 2006, Windows opened its first company-owned franchise location, incorporated as Window Fashions Franchise, LLC. Window Fashions Franchise, LLC is a wholly owned subsidiary of Windows.

         In April 2006, Windows transferred legal ownership of Manufacturing and the related equity interest to International. Windows had acquired Manufacturing in January 2004.

         In July 2006, in order to further protect the intellectual property associated with the software and to facilitate future licensing agreements, the software and software development team formerly held by Windows were spun-off to form V2K Technology, Inc. Technology is a wholly owned subsidiary of International, and licenses a customized window fashions franchise software to Windows.

                             V2K INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         PRIVATE OFFERING MEMORANDUM

         In a Private Offering Memorandum dated September 6, 2006, the Company began offering for sale 3,750,000 Units, each Unit consisting of one share of common stock and one common stock purchase warrant, which are immediately detachable, at $0.20 per Unit pursuant to exemptions from registration contained in Section 3(b) and Rule 506 of Regulation D of the Securities Act of 1933 and the securities laws of certain states, for a total of $750,000. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.50 per share through September 30, 2008. All warrants are automatically redeemable by the Company at $0.001 if the common stock is then listed on a recognized stock exchange or trading at $1.00 per share for 20 consecutive trading days.

         The minimum offering amount was $150,000, which was received and the escrow account was broken in the amount of $257,000 on September 29, 2006. As of September 30, 2006 the Company had received subscriptions totaling $287,000, including $15,000 from officers of the Company (see
         Note 12) and $30,000 for which the corresponding shares of common stock (150,000 shares) had not been issued.

         BASIS OF PRESENTATION

         The accompanying consolidated financial statements include the Company and its wholly owned subsidiaries. All significant inter-company transactions have been eliminated in consolidation.

         During 2005, the Company's Board of Directors approved the change of the Company's fiscal year end from December 31st to September 30th. The change was affected to help the Company meet the annual updating deadline for the franchise offering circular under federal law and several state franchise registration renewal filing deadlines. All information presented in the foregoing financial statements and these footnotes which are presented for the fiscal year ended September 30, 2005 covers a period of nine months.

         FRANCHISE OPERATIONS

         The Company currently supports independently owned franchises located in forty-three states and two providences in Canada. A summary of franchise activity is as follows:

                                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                                  2006             2005
                                                             --------------   --------------
         Franchises in operation - beginning of period                 160              132
         Franchises sold during the period                              30               37
         Franchises cancelled, terminated or repurchased
         during the period                                              (8)              (9)
                                                             --------------   --------------
         Franchises in operation - end of period                       182              160
                                                             ==============   ==============

         Franchisees are required to pay the Company an initial franchise fee, royalty fees aggregating between 4% and 8% of gross sales and an advertising contribution fee of 2% of gross sales. In addition, all materials and goods sold by franchisees are processed, billed and collected through the Company using approved vendors and suppliers.

                             V2K INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         REVENUE RECOGNITION

         Initial franchise fees are recognized upon the commencement of operations by the franchisee, which is when the Company has performed substantially all initial services required by the franchise agreement. Unearned income represents franchise fees received for which the Company has not completed its initial obligations under the franchise agreement. Such obligations, consisting mostly of training, are generally fulfilled within 60 days of receipt of the initial franchise fee. Royalties and advertising fees are recognized as earned.

         Franchisees place all orders for materials and supplies with the Company, who then places the corresponding orders with its vendors. The products are shipped directly to the franchisees. The Company is liable to the vendors for payment and collects the amounts due for the goods from the franchisees. In addition, the Company is responsible to the franchisees for goods shipped by the vendors that do not meet specifications. Thus, the Company acts as a principal as defined in the Emerging Issues Task Force, Issue 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent." Revenue from materials and supplies sales is recorded upon shipment to the franchisee by the vendor and represents approximately 72% and 65% of total revenue for the year ended September 30, 2006 and the nine months ended September 30, 2005, respectively.

         INVENTORY

         Inventory is valued at the lower of cost, using the first in first out method, or market and consists of manufacturing materials and supplies.

         PROPERTY AND EQUIPMENT

         Property and equipment is recorded at cost. Depreciation of equipment is provided by use of the straight-line method over the estimated useful lives of the related assets of three to five years. Leasehold improvements are amortized using the straight-line method over the life of the lease. Expenditures for replacements, renewals and betterments are capitalized. Maintenance and repairs are charged to operations as incurred.

         IMPAIRMENT OF LONG-LIVED ASSETS

         The Company has adopted  Statement  of Financial  Accounting  Standards
         (SFAS) 144, "Accounting for the Impairment and Disposal of Long-Lived Assets," which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company will assess the recoverability of the carrying cost of long-lived assets based on a review of projected undiscounted cash flows related to the asset held for use. If assets are determined to be impaired, then the asset will be written down to its fair value based on the present value of the discounted cash flows of the related asset or other relevant measures. As of September 30, 2006, no impairment has been recorded.

         ADVERTISING COSTS

         The Company expenses all costs of advertising as incurred. Total advertising expense for the year ended September 30, 2006 and the nine months ended September 30, 2005 was $196,292 and $178,492, respectively. Advertising expense does not include expenditures on behalf of franchisees from the National/Regional/Local Advertising Fund (see Note 1 - Cash Equivalents).

                             V2K INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         INCOME TAXES

         The Company has adopted the  provisions  of SFAS 109,  "Accounting  for
         Income Taxes." SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         Temporary differences between the time of reporting certain items for financial and tax reporting purposes consist primarily of depreciation of equipment and allowance for uncollectible receivables.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         RESEARCH AND DEVELOPMENT COSTS

         The Company has adopted the provisions of SFAS 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," which requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Since the Company does not incur any costs between the completion of the working model and the point at which the product is ready for general release, all research and development costs are charged to expense as incurred. Research and development expenses for the year ended September 30, 2006 and the nine months ended September 30, 2005 were $433,201 and $308,648, respectively.

         VARIABLE INTEREST ENTITIES

         The Financial Accounting Standards Board ("FASB") issued Interpretation 46 (revised 2003), "Consolidation of Variable Interest Entities" and requires the primary beneficiary of a variable interest entity to consolidate that entity. The primary beneficiary of a variable interest entity is the party that absorbs a majority of the variable interest entity's expected losses, receives a majority of the entity's expected residual returns, or both, because of ownership, contractual or other financial interests in the entity.

         The primary entities in which the Company possesses a variable interest are franchise entities. The Company does not possess any ownership interests in franchise entities, other than one wholly-owned franchise, which is consolidated, and the Company does not generally provide financial support to the franchisees. Management has reviewed the franchise entities and determined that the Company is not the primary beneficiary of the entities, and therefore, these entities have not been consolidated.

         INCOME (LOSS) PER SHARE

         Basic income (loss) per share is computed based on the weighted average number of common shares outstanding during each period. The computation of diluted earnings per share assumes the conversion, exercise or contingent issuance of securities only when such conversion, exercise or issuance would have a dilutive effect on income per share. The dilutive effect of convertible securities is reflected in diluted

                             V2K INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         INCOME (LOSS) PER SHARE (CONTINUED)

         earnings per share by application of the "as if converted method." The dilutive effect of outstanding options and warrants and their equivalents is reflected in diluted earnings per share by application of the treasury stock method.

         For the year ended September 30, 2006 and for the nine months ended September 30, 2005, all outstanding options and convertible preferred stock were excluded from the computation of diluted loss per share as the effect of the assumed exercise and conversions would be anti-dilutive.

         SHARE BASED COMPENSATION

         In October 1995, SFAS 123 "Accounting for Stock-Based Compensation" was issued. This standard defines a fair value based method of accounting for an employee stock option or similar equity instrument. This statement gives entities a choice of recognizing related compensation expense to employees by adopting the fair value method or to continue to measure compensation using the intrinsic value approach under Accounting Principles Board (APB) Opinion 25. The Company has elected to utilize APB 25 for measurement; and will, pursuant to SFAS 123, disclose on a supplemental basis the pro forma effects on net income and earnings per share of using the fair value measurement criteria. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method prescribed in SFAS 123, the Company's net (loss) per share for the year ended September 30, 2006 and the nine months ended September 30, 2005 would have been increased to the pro forma amounts indicated below:

                                                             2006              2005
                                                        ---------------   ---------------
             Net (loss) as reported                     $     (732,205)   $      (78,114)
             Add stock based compensation included in
               reported net (loss)                              11,955                 -
             Deduct stock based compensation expense
               determined under fair value method             (158,884)          (86,295)
                                                        ---------------   ---------------
             Pro forma net (loss)                       $     (879,134)   $     (164,409)
                                                        ===============   ===============

             Net (loss) per share
               As reported
                  Basic and diluted                     $      (0.0281)   $      (0.0059)
                                                        ===============   ===============
               Pro forma
                  Basic and diluted                     $      (0.0337)   $      (0.0124)
                                                        ===============   ===============

         The calculated value of stock options granted under these plans, following calculation methods prescribed by SFAS 123, uses the Black-Scholes stock option pricing model with the following assumptions used:

                                               2006               2005
                                          --------------     ---------------
             Expected option life-years     3.00 - 7.50        none issued
             Risk-free interest rate           5.125%          none issued
             Dividend yield                      0             none issued
             Volatility                         28%            none issued

                             V2K INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         CASH EQUIVALENTS

         For purposes of reporting cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase. At September 30, 2006 and September 30, 2005, there were no cash equivalents.

         Cash at September 30, 2006 and September 30, 2005 includes $117,983 and $145,538, respectively, of cash restricted for advertising and marketing. Such funds were contributed by franchisees to a
         National/Regional/Local Advertising Fund pursuant to franchise agreements, and may not be used for the general operations of the Company.

         SHIPPING AND HANDLING FEES AND COSTS

         All amounts billed to a customer in a sales transaction related to shipping and handling represent revenues earned and are reported as revenue, and the costs incurred by the Company for shipping and handling are reported as an expense.

         FAIR VALUE

         The carrying amount reported on the balance sheet for cash, accounts receivable, inventory, accounts payable and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

         The carrying amounts of notes receivable approximate fair value as the effective rates for those instruments are comparable to market rates at year end.

         Based upon the borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair value of long-term debt approximates its carrying value.

         CONCENTRATIONS OF CREDIT RISK

         Financial   instruments  that   potentially   subject  the  Company  to
         concentrations   of  credit  risk  consist  of  cash,   trade  accounts
         receivable and notes receivable.

         The Company maintains cash accounts at a single financial institution. At September 30, 2006, the Company had $267,705 on deposit in excess of the federally insured amount. The Company periodically evaluates the credit worthiness of financial institutions, and maintains cash accounts only in large high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts. The Company believes that credit risk associated with cash is minimal.

         The Company has recorded trade accounts receivable from business operations. The Company periodically evaluates the collectibility of trade receivables and has provided an allowance for potentially uncollectible accounts.

         The Company has recorded notes receivable from business operations. The
         Company   periodically   evaluates  the  collectibility  of  its  notes
         receivable and has deemed all outstanding notes to be collectible.

                             V2K INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         CONCENTRATIONS OF CREDIT RISK (CONTINUED)

         For the year ended September 30, 2006 and the nine months ended September 30, 2005, approximately 68% and 73%, respectively, of materials and supplies were acquired from three major vendors, the largest vendor's activity representing 34% and 47%, respectively, of the total. The related accounts payable to the largest vendor was approximately $309,927 as of September 30, 2006, and $146,754 as of September 30, 2005.

         SEGMENT REPORTING

         SFAS 131, "Disclosures about Segment Reporting of an Enterprise and Related Information," establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosure about products and services, geographic areas and major customers. The Company conducts business in four operating segments. (See Note 11.)

         RECLASSIFICATION

         Certain amounts in the nine month period ended September 30, 2005 financial statements have been reclassified to conform to the year ended September 30, 2006 financial statement presentation.

         RECENT PRONOUNCEMENTS

         In September 2006, the FASB issued SFAS 157, "Fair Value Measurements", which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS 157 to have a significant effect on its financial position or results of operation.

         In June 2006, the FASB issued FASB Interpretation 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement 109" ("FIN 48"), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

         In March 2006, the FASB issued SFAS 156, "Accounting for Servicing of Financial Assets--an Amendment of FASB Statement 140." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with

                             V2K INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         RECENT PRONOUNCEMENTS (CONTINUED)

         SFAS 115; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will not impact the Company's financial condition or results of operations.

         In February 2006, the FASB issued SFAS 155, "Accounting for Certain Hybrid Financial Instruments, an Amendment of SFAS 133 and 140". This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity ("SPE") may hold under SFAS 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company's financial condition or results of operations.

         In May 2005, the FASB issued SFAS 154. This Statement replaces APB Opinion 20, "Accounting Changes", and SFAS 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. In April 2006, Windows transferred legal ownership of Manufacturing and the related equity interest to International (see
         Note 1 - Organization). Under SFAS 154 this transaction is deemed to be a change in reporting entity. The operating results from Manufacturing have been included in these consolidated financial statements.

         In December 2004, the FASB issued SFAS 123(R), "Share-Based Payment." SFAS 123(R) amends SFAS 123, "Accounting for Stock-Based Compensation," and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first fiscal year or interim period beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Effective October 1, 2006, the Company adopted the

                             V2K INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         RECENT PRONOUNCEMENTS (CONTINUED)

         fair  value   recognition   provisions   of  SFAS  123(R),   using  the
         modified-prospective transition method. Results from prior periods, including these financial statements, will not be restated.

NOTE 2 - ACCOUNTS AND NOTES RECEIVABLE

         Accounts receivable consists of amounts due from franchisees for sale of merchandise at September 30, 2006 and September 30, 2005, as follows:

                                                      2006            2005
                                                 -------------   --------------
            Accounts receivable - trade          $    803,868    $     641,434
            Less allowance for doubtful accounts      (43,150)         (34,400)
                                                 -------------   --------------
                                                 $    760,718    $     607,034
                                                 =============   ==============


         The Company performs ongoing credit evaluations of its franchisees and has not required collateral or other forms of security for product sales or franchisee fees. The Company maintains an allowance for potential losses based on its estimate of uncollectible accounts. The Company's allowance for doubtful accounts increased by $8,750 from September 30, 2005 to September 30, 2006, and the Company charged directly to operations $69,413 and $67,647 of uncollectible accounts in the year ended September 30, 2006 and the nine month period ended September 30, 2005, respectively.

         Notes receivable consists of balances due from franchisees. The notes are interest and non-interest bearing and are payable in monthly installments of $92 to $1,000, maturing at various dates through May 2009. The Company has recorded interest on the non-interest bearing notes, discounted at an imputed interest rate of 5.75%. At September 30, 2006 and September 30, 2005, notes receivable are comprised of:

                                                     2006              2005
                                               ---------------    --------------
            Notes receivable, fair value       $       97,157     $     140,330
            Less current portion                      (75,787)          (69,628)
                                               ---------------    --------------
            Long term portion                  $       21,370     $      70,702
                                               ===============    ==============


NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment at September 30, 2006 and September 30, 2005 consists of the following:

                                                                  2006               2005
                                                            ---------------     --------------
            Furniture and equipment                         $       85,262      $      58,018
            Computer equipment                                      82,478             61,012
            Software                                                85,229             54,600
            Leasehold improvements                                  51,457             51,457
            Assets under capital lease                                   -             42,584
                                                            ---------------     --------------
                                                                   304,426            267,671

            Less accumulated depreciation and amortization        (213,882)          (140,229)
                                                            ---------------     --------------

                                                            $       90,544      $     127,442
                                                            ===============     ==============

                             V2K INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 3 - PROPERTY AND EQUIPMENT (CONTINUED)

         Depreciation and amortization expense for the year ended September 30, 2006 and the nine months ended September 30, 2005 was $73,653 and $58,816, respectively.

         In 2006, all assets previously classified under capital lease were reclassified to software and furniture and equipment without any disposition as the debt associated with the capital leases was paid off during 2006 (see Note 5).

NOTE 4 - NOTE PAYABLE - OTHER

         Note payable - other at September 30, 2006 and September 30, 2005 consists of the currently deferred portion of the Company's monthly rent obligation under an office lease entered into effective September 15, 2002. Under the terms of the lease, the landlord has deferred a portion of the monthly rent aggregating $140,000 over the period September 15, 2002 to August 15, 2007. The deferred portion is evidenced by a non-interest bearing promissory note. The note is payable in cash or shares of the Company's common stock at the option of the holder. The Company accretes the deferred portion of the monthly rent utilizing an imputed interest rate of 5.75%. The note increased $27,000 and $21,000 during the year ended September 30, 2006 and the nine months ended September 30, 2005, respectively. The balance at September 30, 2006 and September 30, 2005 of $124,167 and $97,167,
         respectively, represents the accretion of the note.

NOTE 5 - CAPITAL LEASE OBLIGATIONS

         All of the previously recorded capital lease obligations were satisfied during the year ended September 30, 2006.

         Capitalized  lease  obligations  at  September  30, 2005 consist of the leases for office equipment and software, repayable in monthly installments of $571 and $757, and bearing interest rates of 3.8% and 10.8%, respectively.

NOTE 6 - NOTE PAYABLE - BANK

         In May 2004, the Company entered into a loan agreement with a commercial bank for equipment in the amount of $54,103. The loan is due May 2007 with interest at 6.5% per annum, repayable in monthly installments of $1,658 and is secured by the equipment. At September 30, 2006, the loan to the bank is as follows:

                Note payable                  $     12,948
                Less current maturity              (12,948)
                                              -------------
                Long term portion             $          -
                                              =============

NOTE 7 - BRIDGE LOAN

         In January 2006, the Company issued $200,000 of convertible promissory notes for cash, including $75,000 to officers of the Company (see Note
         12). The notes require quarterly interest payments in arrears at the rate of four percent plus the prime rate as published in the Money Rate Table of the Western Edition of the Wall Street Journal. Repayment of the notes was to commence upon the earlier of (a) the completion of a private placement or (b) July 5, 2006. If repayment were to commence pursuant to the completion of the private placement, the entire amount of the notes, except for any amounts that had been converted (see below) would be repaid from the proceeds of the private placement. At the option of the lenders, at any time prior to the consummation of the private placement, the lenders could convert all or any of the principal amounts into the securities in the private placement. Upon the minimum portion of

                             V2K INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 7 - BRIDGE LOAN (CONTINUED)

         the private placement having been sold, the lenders were required to convert at least fifty percent of the note into the private placement.

         In August 2006, all of the lenders entered into an amendment to the loan agreement and promissory note, whereby they agreed to convert the entire amount of the note into the private placement (see Note 1 - Private Offering Memorandum) immediately prior to closing the private placement, with the stipulation that the minimum offering had been sold. They further agreed that if International failed to close the private placement by January 5, 2007, the Company would repay half the principal amount of the note by January 31, 2007 and the remainder by applying $3,000 from the sale of each franchise until the notes were paid in full. The officers of the Company agreed to defer repayment of the principal amount of their loans until the non-affiliated third party lenders had been paid.

         Interest accrued and paid on the bridge loan at September 30, 2006 was $17,932.

         The lenders were issued warrants to purchase a total of 1,000,000 shares of common stock in International at $0.30 per share. The warrants expire January 5, 2009. The Company granted piggyback registration rights (on a "best efforts" basis) with respect to the shares issuable upon exercise of these warrants. The fair value of the warrants was estimated as of the issue date under the Black-Scholes pricing model, with the following assumptions: common stock based on a market price of $0.20 per share, zero dividends, expected volatility of 28%, risk free interest rate of 5.125% and expected life of 1.5 years. The fair value of the warrants of $7,655 was included as other expense during the fiscal year ended September 30, 2006.

         The Company evaluated the warrants and concluded that the warrants meet the scope limitation found in SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and are appropriately classified as equity. The Company also evaluated the registration rights and concluded that the rights do not meet the definition of derivative instruments under SFAS 133.

NOTE 8 - CONVERTIBLE DEBENTURES

         During the nine month period ended September 30, 2005, the Company issued $100,000 of convertible debentures for cash, including $50,000 to an officer of the Company (see Note 12). The debentures have a three year term maturing in February 2008, require quarterly interest only payments at the Wall Street Journal prime rate plus 1%, and are redeemable at the option of the Company in whole or in part prior to the due date. The holder(s) of the convertible debentures have the option, at any time, to convert all or any portion of the debentures into common stock of the Company at $0.20 per share. Interest accrued and paid on the debentures at September 30, 2006 and September 30, 2005 was $8,875 and $4,721, respectively.

NOTE 9 - STOCKHOLDERS' EQUITY

         PREFERRED STOCK

         In May 2001, the Company authorized the issuance of 1,000,000 shares of $1.00 par value preferred stock, which consisted of 500,000 shares of Series A preferred stock, and 500,000 undesignated shares. The Series A preferred stock was non-voting and could be converted into 35 shares of common stock for each preferred share any time after issuance until July 1, 2006. The Company reserved 17,500,000 shares of common stock for the conversion of the Series A preferred stock.

         In April 2006, all issued and outstanding shares of the Company's preferred stock were converted into shares of common stock on a 1 for 35 basis.

                             V2K INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

         SUBSCRIPTIONS RECEIVABLE

         Subscriptions receivable at September 30, 2006 consist of 150,00 Units ($30,000) purchased pursuant to the Company's private placement (see
         Note 1 - Private Offering Memorandum), for which shares of common stock had not been issued.

         COMMON STOCK

         Prior to the share for share exchange with Windows (see Note 1 - Organization), the Company issued 5,391,811 shares of common stock in conjunction with the recapitalization of V2K International, Inc.

         During the year ended September 30, 2006 the Company: issued 71,500 shares of common stock for services valued at $14,300 ($0.20 per share); issued 2,860 shares of common stock for the exercise of stock options for cash of $143 ($0.05 per share); accepted the recision of sale of 116,660 shares of common stock for cash of $35,000 ($0.30 per share); sold 175,000 shares of common stock for cash of $35,000 ($0.20 per share); issued 7,000,035 shares of common stock for the conversion of the Company's preferred stock ($0.286 per share); and sold 1,285,000 shares of common stock for cash of $257,000 ($0.20 per share).

         During the nine month period ended September 30, 2005 the Company: issued 29,970 shares of common stock for services valued at $9,000 ($0.30 per share); sold 150,000 shares of common stock for cash of $30,000 ($0.20 per share); accepted the recision of sale of 83,330 shares of common stock for cash of $25,000 ($0.30 per share); issued 300,000 shares of common stock for exercise of stock options for cash of $15,000 ($0.05 per share); sold 33,330 shares of common stock for cash of $10,000 ($0.30 per share); and issued 59,500 shares of common stock for services valued at $11,900 ($0.20 per share).

         STOCK OPTION PLAN

         The Company has adopted the V2K International, Inc. 2006 Stock Option Plan (the Plan). Under the Plan, the Board of Directors, in its discretion, may issue options to officers, directors, employees, and consultants on a case-by-case basis. In general, options may be exercised by payment of the option price by either (i) cash, (ii) tender of shares of its common stock which have a fair market value equal to the option price, or (iii) by such other consideration as the Board of Directors may approve at the time the option is granted. The Company has reserved an aggregate 30,000,000 shares of its common stock for options granted under the Plan.

         The Company applies APB Opinion 25 and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for stock options granted at or above fair value at the date of the grant to key employees and directors. Compensation expense of $11,955 and $0 has been recorded during the year ended September 30, 2006 and the nine month period ended September 30, 2005, respectively, for options granted below the fair value, based on the difference between the option price and the fair value at the date of grant.

                             V2K INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

         STOCK OPTION PLAN (CONTINUED)

         A summary of the status of the Company's stock option plans as of September 30, 2006 and September 30, 2005, and changes during the year then ended and the nine months then ended, respectively, is presented below:

                                                         2006                                   2005
                                      ---------------------------------------   ------------------------------------
                                                                WEIGHTED                               WEIGHTED
                                                                 AVERAGE                                AVERAGE
                                                                EXERCISE                               EXERCISE
                                             SHARES               PRICE              SHARES              PRICE
                                      -------------------   -----------------   ----------------    ----------------
Outstanding at beginning
   of period                                  29,925,660    $           0.051        34,945,660     $          0.055
Granted                                       28,045,110                0.070                 -
Exercised                                         (2,860)               0.050          (300,000)               0.050
Cancelled                                    (24,337,250)               0.050        (4,720,000)               0.082
Expired                                       (4,450,000)               0.057                 -
                                      -------------------                       ----------------

Outstanding at end of
   period                                     29,180,660                0.069        29,925,660                0.051
                                      ===================                       ================

Options exercisable at
   period end, option
   price range $0.05 - $0.57                  15,468,990                0.050        13,017,990                0.053

Weighted average
   remaining contractual
   life of options exercisable
   at period end                                    7.47                                   5.58

Weighted average of
   fair value of options
   granted during the
   period                             $             0.07



NOTE 10 - INCOME TAXES

         The Company accounts for income taxes under SFAS 109, which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

         Deferred tax assets and liabilities at the end of each year are determined using the currently effective tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. The reconciliation of enacted rates for the year ended September 30, 2006 and the nine months ended September 30, 2005 is as follows:

                             V2K INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 10 - INCOME TAXES (CONTINUED)


                                                       2006             2005
                                                   ------------     ------------

               Federal                                     34%              34%
               State                                        4%               4%
               Net operating loss carryforward              -                -
               Increase in valuation allowance            (38%)            (38%)
                                                   ------------     ------------
                                                            -                -
                                                   ============     ============

         At September 30, 2006, the Company had a net operating loss carryforward of approximately $1,044,000 that may be offset against future taxable income subject to limitations imposed by the Internal Revenue Service. This carryforward is subject to review by the Internal Revenue Service and, if allowed, may offset taxable income through 2026. A portion of the net operating loss carryforward begins expiring in 2021.

         Deferred tax assets are as follows:

                                                                2006              2005
                                                           --------------    --------------
            Deferred tax asset due to net operating loss   $     421,000     $     163,000
            Valuation allowance                                 (421,000)         (163,000)
                                                           --------------    --------------
                                                           $           -     $           -
                                                           ==============    ==============

         The deferred tax asset relates principally to the net operating loss carryforward. A valuation allowance was established at September 30, 2006 and 2005 to eliminate the deferred tax benefit that existed at that time since it is uncertain if the tax benefit will be realized. The deferred tax asset (and the related valuation allowance) increased by $258,000 for the year ended September 30, 2006 and decreased by ($11,000) for the nine months ended September 30, 2005.

NOTE 11 - SEGMENT INFORMATION

         The Company and its subsidiaries (see Note 1 - Organization) operate in four industry segments. Parent Holding (International) provides the corporate vehicle for raising capital for the subsidiaries and will fulfill the Company's obligations as a public reporting company, assuming that the Company attains that status; Windows sells and supports franchises in the residential and commercial window fashion industry; Technology develops and licenses proprietary software that allows users to decorate windows for both residential and commercial customers; and Manufacturing manufactures soft product window treatments exclusively for Windows franchisees.

         Identified assets by industry are those assets that are used in our operations in each industry. The Company's assets are principally cash, accounts receivable and equipment.

         The Company has adopted SFAS 131 which requires the presentation of descriptive information about reportable segments which is consistent with that made available to the management of the Company to assess performance.

         Windows derives its revenues from sales of franchises, royalty and sales of materials and supplies to franchisees.

         Manufacturing receives its income from the sale of labor on soft product window treatments to Window's franchisees.

                             V2K INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 11 - SEGMENT INFORMATION (CONTINUED)

         During the year ended September 30, 2006 and the nine months ended September 30, 2005 inter-segment revenues were $647,704 and $392,617, respectively. The accounting policies applied by each segment are the same as those used by the Company in general.

         There have been no material changes in the amount of assets of any operating segment since the last annual report.

         Segment information for the year ended September 30, 2006 and the nine months ended September 30, 2005 consists of the following:

                                        PARENT
                                        HOLDING          WINDOWS          TECHNOLOGY        MANUFACTURING          TOTAL
                                    -------------    ---------------    --------------    -----------------   ---------------
Revenues
    2006                                       -          8,158,542                 -                    -         8,158,542
    2005                                       -          6,128,589                 -                4,853         6,133,442

Inter-segment revenues
    2006                                       -                  -                 -              647,704           647,704
    2005                                       -                  -                 -              392,617           392,617

(Loss) from operations
    2006                                  (1,399)          (541,855)         (110,084)             (78,867)         (732,205)
    2005                                       -             (4,766)                -              (73,348)          (78,114)

Identifiable assets (net)
    2006                               1,089,096          1,401,032                 -               91,011         2,581,139
    2005                                       -          1,485,850                 -               90,934         1,576,784

Depreciation and amortization
charged to identifiable assets
    2006                                       -             53,977                 -               19,676            73,653
    2005                                       -             39,213                 -               19,603            58,816

Interest revenue
    2006                                       -              6,506                 -                    -             6,506
    2005                                       -              3,914                 -                    -             3,914

Interest expense
    2006                                       -             28,700                 -                1,150            29,850
    2005                                       -              8,740                 -                1,440            10,180


         Reconciliation of segment totals to consolidated amounts:

                                                        2006            2005
                                                   -------------   -------------
         Total revenues for reportable segments    $  8,806,246    $  6,526,059
         Elimination of inter-segment revenues         (647,704)       (392,617)
                                                   -------------   -------------
            Total Consolidated Revenues            $  8,158,542    $  6,133,442
                                                   =============   =============

                             V2K INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 11 - SEGMENT INFORMATION (CONTINUED)

         Reconciliation of segment totals to consolidated amounts (continued):

                                                        2006           2005
                                                   -------------   -------------
         Identifiable assets (net)                 $  2,581,139    $  1,576,784
         Elimination of intercompany assets          (1,074,161)       (228,698)
                                                   -------------   -------------
            Total Consolidated Assets              $  1,506,978    $  1,348,086
                                                   =============   =============


NOTE 12 - RELATED PARTY TRANSACTIONS

         During the year ended September 30, 2006, $15,000 in subscriptions (see
         Note 1 - Private Offering Memorandum) were received from officers of the Company, and $75,000 in bridge loans (see Note 7) were issued to officers of the Company.

         During the nine month period ended September 30, 2005, $50,000 in convertible debentures (see Note 8) were issued to an officer of the Company.

         In July 2004, the board of directors of Windows granted Bob Leo, the founder, and at the time, an officer of Windows, an option to purchase a franchise for $10, as part of a proposed employee package. Mr. Leo exercised the option in August 2005. The amount of this benefit is estimated to be approximately $44,500.


NOTE 13 - COMMITMENTS

         The Company has entered into non-cancelable leases for office and manufacturing facilities in Denver, Colorado. Minimum payments due under these leases, including the deferred portion due in 2007 (see
         Note 4), are as follows:

               Fiscal year ending September 30, 2007      $   213,025
                                                          ===========


         Rent expense was $122,788 and $79,123, for the year ended September 30, 2006 and the nine months ended September 30, 2005, respectively.


NOTE 14 - SUBSEQUENT EVENTS

         On January 5, 2007, all of the bridge loan lenders (see Note 7) entered into a second amendment to the loan agreement and promissory note, whereby they agreed to convert the entire amount of the note into the private placement (see Note 1 - Private Offering Memorandum)
         immediately prior to closing the private placement, with the stipulation that the minimum offering had been sold. They further agreed that if the Company failed to close the private placement by January 31, 2007, the Company would repay half the principal amount of the note by February 28, 2007 and the remainder by applying $3,000 from the sale of each franchise until the notes were paid in full, commencing February 28, 2007.

                             V2K INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 14 - SUBSEQUENT EVENTS (CONTINUED)

         On January 31, 2007, the Company closed its Private Placement (see Note 1 - Private Offering Memorandum), having sold 3,553,750 units, consisting of 3,553,750 shares of common stock and 3,553,750 warrants to purchase shares of common stock at $0.50 per share, for $710,750 ($0.20 per unit); converted $200,000 in bridge loans (see Note 7) into 1,000,000 units ($0.20 per unit), consisting of 1,000,000 shares of common stock and 1,000,000 warrants to purchase shares of common stock at $0.50 per share; and converted $100,000 in debentures (see Note 8) into 500,000 shares of common stock ($0.20 per share).

NOTE 15 - RESTATEMENT

         In July 2004 the Company granted an officer/employee an option to purchase a franchise for $10 as part of an employee package. This option was exercised by the officer/employee in August 2005 and valued at $44,500. The issuance of the franchise was initially recorded as an increase to franchise revenue and a decrease to additional paid in capital for $44,500. These restated financial statements reflect the exercise of the option as an increase to compensation expense and an increase to additional paid in capital.

         The effect of the restatement is a decrease to 2005 operations of $89,000 and an increase to additional paid in capital of $89,000. This correction has been reflected in the 2006 financial statements as an increase to accumulated (deficit) and an increase to additional paid in capital of $89,000.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the corporate laws of the State of Colorado and the Article entitled "Indemnification" in the registrant's Articles of Incorporation, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The registrant's Bylaws (Exhibit 3.2 hereto) also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Colorado law.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by the registrant in connection with the securities being registered are as follows:

         Securities and Exchange Commission filing fee........$       245.00
         Accounting fees and expenses.........................     50,000.00
         Blue sky fees and expenses...........................      1,000.00
         Legal fees and expenses..............................     25,000.00
         Transfer agent fees and expenses.....................      1,000.00
         Printing expenses....................................      1,000.00
         Miscellaneous expenses...............................      1,755.00
                                                              --------------
         Total................................................$    80,000.00
                                                              ==============


         All amounts are estimates except the SEC filing fee. The Selling Shareholders will be bearing the cost of their own brokerage fees and commissions and their own legal and accounting fees.



ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         Within the past three years, the registrant has issued and sold the unregistered securities set forth in the tables below.

-------------------------------------------------------------------------------------------------------------------
                       PERSONS OR CLASS OF
   DATE                      PERSONS                        SECURITIES                        CONSIDERATION
-------------------------------------------------------------------------------------------------------------------
04/01/06            25 Shareholders of V2K     26,093,586 shares of common stock           Shares of V2K Window
                    Window Fashions, Inc.                                                  Fashions, Inc. common and
                                                                                           preferred stock
-------------------------------------------------------------------------------------------------------------------
04/01/06            Holders of stock options   Options to purchase 24,300,110 shares       Stock Options of V2K
                    of V2K Window Fashions,                                                Window Fashions, Inc.
                    Inc.
-------------------------------------------------------------------------------------------------------------------
05/02/06            4 directors                Options to purchase 200,000 shares          Services as directors
-------------------------------------------------------------------------------------------------------------------
06/30/06            Employees, officers and    Options to purchase 3,545,000 shares        Services to the company
                    directors
-------------------------------------------------------------------------------------------------------------------
08/30/06            6 holders of warrants of   Warrants to purchase 1,000,000 shares of    Warrants of V2K Window
                    V2K Window Fashions, Inc.  common stock at $0.30 per share through     Fashions, Inc.
                                               January 5, 2009
-------------------------------------------------------------------------------------------------------------------


                                      II-1

-------------------------------------------------------------------------------------------------------------------
                       PERSONS OR CLASS OF
   DATE                      PERSONS                        SECURITIES                        CONSIDERATION
-------------------------------------------------------------------------------------------------------------------
09/06/06 -          72 investors, of which     Units consisting of 3,553,750 shares of     $710,750 cash
01/31/07            no more than 35 were       common stock and warrants to purchase
                    non-accredited investors   3,553,750 shares of common stock at $0.50
                                               per share through September 30, 2008
-------------------------------------------------------------------------------------------------------------------
10/17/06            One director               Options to purchase 50,000 shares of        Service as a director
                                               common stock
-------------------------------------------------------------------------------------------------------------------
01/31/07            2 holders of convertible   500,000 shares of common stock              Cancellation of
                    debentures                                                             debentures in the
                                                                                           principal amount of
                                                                                           $100,000
-------------------------------------------------------------------------------------------------------------------
01/31/07            6 holders of convertible   Units consisting of 1,000,000 shares of     Cancellation of
                    promissory notes           common stock and warrants to purchase       promissory notes in the
                                               1,000,000 shares of common stock at $0.50   principal amount of
                                               per share through September 30, 2008        $200,000
-------------------------------------------------------------------------------------------------------------------


         No underwriters were used in the above stock transactions. The registrant relied upon the exemption from registration contained in Section 4(2) and/or Rule 506 as to all of the transactions, as the investors with either deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in the registrant's business or accredited investors. Restrictive legends were placed on the certificates evidencing the securities issued in all of the above transactions.


ITEM 27. EXHIBITS

--------------------------------------------------------------------------------
REGULATION
S-B NUMBER                             EXHIBIT
--------------------------------------------------------------------------------

   3.1        Articles of Incorporation (1)
--------------------------------------------------------------------------------
   3.2        Bylaws (1)
--------------------------------------------------------------------------------
   5.1        Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C. (1)
--------------------------------------------------------------------------------
  10.1        2006 Stock Option Plan (1)
--------------------------------------------------------------------------------
  10.2        Form of Franchise Agreement (2)
--------------------------------------------------------------------------------
  10.3        Software License Agreement from V2K Technology, Inc. to V2K Window
              Fashions, Inc. (1)
--------------------------------------------------------------------------------
  10.4        Office Lease and Note (2)
--------------------------------------------------------------------------------
   21         Subsidiaries of the registrant (1)
--------------------------------------------------------------------------------
  23.1        Consent of Dill Dill Carr Stonbraker & Hutchings, P.C.  Reference
              is made to Exhibit 5.1 (1)

--------------------------------------------------------------------------------
  23.2        Consent of Gordon, Hughes & Banks, LLP
--------------------------------------------------------------------------------

------------------

(1) Filed as an exhibit to the initial filing of the registration statement on March 9, 2007.
(2) Filed as an exhibit to Amendment No. 1 to the registration statement on May 1, 2007.


ITEM 28.      UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The small business issuer hereby undertakes to:

             (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                   (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) Include any additional or changed material information on the plan of distribution.

             (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

             (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


         Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado, on May 30, 2007.


                                     V2K INTERNATIONAL, INC.


                                     By:  /s/ VICTOR J. YOSHA
                                        ----------------------------------------
                                           Victor J. Yosha, President


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                                TITLE                                          DATE


                                         President, Chief Executive Officer and
/s/ VICTOR J. YOSHA                      Director (Principal Executive Officer)         May 30, 2007
------------------------------------
Victor J. Yosha

                                         Chief Financial Officer (Principal Financial
/s/ JERRY A. KUKUCHKA                    Officer and Principal Accounting Officer)      May 30, 2007
------------------------------------
Jerry A. Kukuchka


/s/ GORDON E. BECKSTEAD                  Director                                       May 30, 2007
------------------------------------
Gordon E. Beckstead


                                         Director
------------------------------------
Carlyle Griffin


/s/ R.J. WITTENBRINK                     Director                                       May 30, 2007
------------------------------------
R.J. Wittenbrink


                                         Director
------------------------------------
Tom Grimm


                                 EXHIBIT INDEX

--------------------------------------------------------------------------------
REGULATION
S-B NUMBER                             EXHIBIT
--------------------------------------------------------------------------------

   3.1        Articles of Incorporation (1)
--------------------------------------------------------------------------------
   3.2        Bylaws (1)
--------------------------------------------------------------------------------
   5.1        Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C. (1)
--------------------------------------------------------------------------------
  10.1        2006 Stock Option Plan (1)
--------------------------------------------------------------------------------
  10.2        Form of Franchise Agreement (2)
--------------------------------------------------------------------------------
  10.3        Software License Agreement from V2K Technology, Inc. to V2K Window
              Fashions, Inc. (1)
--------------------------------------------------------------------------------
  10.4        Office Lease and Note (2)
--------------------------------------------------------------------------------
   21         Subsidiaries of the registrant (1)
--------------------------------------------------------------------------------
  23.1        Consent of Dill Dill Carr Stonbraker & Hutchings, P.C.  Reference
              is made to Exhibit 5.1 (1)
--------------------------------------------------------------------------------
  23.2        Consent of Gordon, Hughes & Banks, LLP
--------------------------------------------------------------------------------

------------------
(1) Filed as an exhibit to the initial filing of the registration statement on March 9, 2007.
(2) Filed as an exhibit to Amendment No. 1 to the registration statement on May 1, 2007.